As filed with the Securities and Exchange Commission on December 12, 2019

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Accel Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1350261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 Tower Drive

Burr Ridge, Illinois 60527

(630) 972 -2235

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Derek Harmer

Secretary

140 Tower Drive

Burr Ridge, Illinois 60527

(630) 972 -2235

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Nicolas H.R. Dumont, Esq.

Fenwick & West LLP

902 Broadway, Suite 14

New York, NY 10010

(212) 430-2600

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Primary Offering:
Class A-1 Common Stock, par value $0.0001 per share (3)	22,333,308	$11.55	$257,949,707.40	$33,481.87
Secondary Offering:
Class A-1 Common Stock, par value $0.0001 per share (4)	65,868,235	$11.55	$760,778,114.25	$98,749.00
Warrants to purchase Class A-1 Common Stock (5)	7,114,538	—(5)	—	—
TOTAL	95,316,081	—	$1,018,727,821.65	$132,230.87

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”), Accel Entertainment, Inc. (the “Company” or the “registrant”) is registering an indeterminate number of additional shares of Class A-1 Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction. The aggregate number of shares of Class A-1 Common Stock shall be adjusted to include any additional shares of Class A-1 Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A-1 Common Stock and outstanding warrants to purchase Class A-1 Common Stock (the “Accel Warrants”), as applicable, on December 10, 2019, as reported on the New York Stock Exchange.

(3)

Consists of (w) 14,999,982 shares of Class A-1 Common Stock that may be issued upon exercise of the Pace Public Warrants (as such term is defined under “Frequently Used Terms”); (x) 4,888,889 shares of Class A-1 Common Stock that may be issued upon exercise of the Pace Private Placement Warrants (as such term is defined under “Frequently Used Terms”); (y) 1,248,154 shares of Class A-1 Common Stock that may be issued upon exercise of certain Accel Public Warrants (as such term is defined under “Frequently Used Terms”); and (z) 1,196,283 shares of Class A-1 Common Stock that may be issued upon exercise of the Business Combination Private Placement Warrants (as such term is defined under “Frequently Used Terms”). The aggregate number of shares of Class A-1 Common Stock shall be adjusted to include any additional shares of Class A-1 Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(4)

Consists of (u) 4,888,889 shares of Class A-1 Common Stock that may be issued upon exercise of the Pace Private Placement Warrants; (w) 1,196,283 shares of Class A-1 Common Stock that may be issued upon exercise of the Business Combination Private Placement Warrants; (x) 1,029,366 shares of Class A-1 Common Stock that may be issued upon exercise of certain Accel Public Warrants; (y) 4,999,999 shares of Class A-1 Common Stock that may be issued upon exchange of the Company’s Class A-2 Common Stock, par value $0.0001 per share (the “Class A-2 Common Stock”); and (z) 53,753,698 shares of Class A-1 Common Stock currently owned by the securityholders named herein (the “Selling Holders”) that were issued in the Business Combination Private Placement, the Investment Private Placement (as such term is defined under “Frequently Used Terms”), the Director Share Exchange (as such term is defined under “Frequently Used Terms”) and the Sponsor Class F Share Exchange (as such term is defined under “Frequently Used Terms”), or pursuant to the Company’s registration statement on Form S-4 which was declared effective by the Staff of Securities and Exchange Commission on October 29, 2019, each registered on behalf of the Selling Holders. The aggregate number of shares of Class A-1 Common Stock shall be adjusted to include any additional shares of Class A-1 Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(5)

Consists of (x) 1,196,283 Business Combination Private Placement Warrants, (y) 4,888,889 Pace Private Placement Warrants and (z) 1,029,366 Accel Public Warrants, each registered on behalf of the Selling Holders. Pursuant to Rule 457(g), no separate registration fee is required for the Business Combination Private Placement Warrants, the Pace Private Placement Warrants and the Accel Public Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell or distribute the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 12, 2019

PRELIMINARY PROSPECTUS

88,201,543 Shares of Class A-1 Common Stock

7,114,538 Warrants to Purchase Class A-1 Common Stock

This prospectus relates to:

•	the issuance by us of:

•

up to 22,333,308 shares of Class A-1 Common Stock, par value $0.0001 per share (“Class A-1 Common Stock” and such shares, “Class A-1 Shares”), of Accel Entertainment, Inc. (formerly known as “TPG Pace Holdings Corp.”) (the “Company,” “we,” “our” or “us”) that may be issued upon exercise of warrants to purchase Class A-1 Common Stock, including the Pace Public Warrants, Pace Private Placement Warrants, Accel Public Warrants and Business Combination Private Placement Warrants and Accel Public Warrants (each as defined below);

•	the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of:

•

up to 65,868,235 Class A-1 Shares including: (a) 53,753,698 shares currently owned by the Selling Holders, including the Class A-1 Shares issued in connection with the Business Combination Private Placement (as defined below), the Investment Private Placement (as defined below), the Director Share Exchange (as defined below) and the Sponsor Class F Share Exchange (as defined below) or pursuant to the Company’s Registration Statement on Form S-4 declared effective by the Staff of the Securities and Exchange Commission on October 29, 2019; (b) 7,114,538 Class A-1 Shares that may be issued upon exercise of the Pace Private Placement Warrants, the Business Combination Private Placement Warrants (each as defined below) and the Accel Public Warrants issued pursuant to the Company’s Registration Statement on Form S-4 declared effective by the Staff of the Securities Exchange Commission on October 29, 2019; and (c) 4,999,999 shares that may be issued upon exchange of Class A-2 Common Stock, par value $0.0001 per share, of the Company (“Class A-2 Common Stock” and such shares, “Class A-2 Shares”); and

•

up to 7,114,538 warrants currently owned by the Selling Holders, including the Pace Private Placement Warrants, the Business Combination Private Placement Warrants (each as defined below) and Accel Public Warrants offered pursuant to the Company’s Registration Statement on Form S-4 declared effective by the Staff of the Securities and Exchange Commission on October 29, 2019.

We refer to Class A-1 Common Stock and Accel Warrants in this prospectus, and registered pursuant to the registration statement of which this prospectus forms a part, collectively as the “securities.”

This prospectus provides you with a general description of the securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of securities to be offered by the Selling Holders. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the registration for resale of the securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will offer or sell any of the securities. We and the Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways, and the Selling Holders may sell such securities at varying prices. We provide more information about how we and the Selling Holders may sell the securities in the section entitled “Plan of Distribution.”

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

The Class A-1 Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “ACEL”. The closing price for our Class A-1 Common Stock on December 10, 2019, was $11.69 per share, as reported on the NYSE.

The Accel Warrants are traded on the NYSE under the symbol “ACEL.WS”. The closing price for the Accel Warrants on December 10, 2019, was $2.52 per Accel Warrant, as reported on the NYSE.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 and in any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 22,333,308 Class A-1 Shares from time to time through any means described in the section entitled “Plan of Distribution.” The Selling Holders may use the shelf registration statement to sell up to an aggregate of 65,868,235 Class A-1 Shares and 7,114,538 Accel Warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that we and the Selling Holders offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A-1 Common Stock and/or Accel Warrants being offered and the terms of the offering.

Unless the context indicates otherwise, references to “the Company,” “we,” “us” and “our” refer to Accel Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.” See also “Incorporation of Certain Information by Reference.”

FREQUENTLY USED TERMS

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“Accel” means the historical operations of Accel Entertainment, Inc., an Illinois corporation, and its consolidated subsidiaries prior to the Business Combination (as defined below), and, following the Business Combination, the operations of Accel Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries;

“Accel Public Warrants” means the 1,248,154 Accel Warrants issued on a registered basis to Sellers in connection with the Stock Purchase pursuant to the Proxy Statement/Prospectus;

“Accel Warrants” means warrants exercisable for the shares of Class A-1 Common Stock of the Company, which include the Pace Warrants, Accel Public Warrants and Business Combination Private Placement Warrants and Accel Public Warrants;

“Business Combination” means the transactions contemplated by the Transaction Agreement, which transactions were consummated on November 20, 2019;

“Business Combination Private Placement” refers to the private placement completed in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act to the Business Combination Private Placement Sellers of shares of Class A-1 Common Stock, Class A-2 Common Stock and Accel Warrants in connection with the Business Combination.

“Business Combination Private Placement Sellers” refers to sellers who are “accredited investors” (as defined by Rule 501 of the Regulation D) and party to either that certain Key Holder Support Agreement or the Holder Support Agreement executed in connection with the terms of the Transaction Agreement.

“Business Combination Private Placement Warrants” means the 1,196,283 Accel Warrants issued in the Business Combination Private Placement.

“Bylaws” means the Company’s Amended and Restated Bylaws;

“Charter” means the Company’s Amended and Restated Certificate of Incorporation;

“Class F Shares” means the shares of Class F common stock, par value $0.0001 per share, of Pace prior to the Pace Domestication.

“Common Stock” means the Class A-1 Shares, the Class A-2 Shares and Class F Shares;

“Company Board” means the board of directors of the Company;

“Credit Agreement” means that certain Credit Agreement, dated as of November 13, 2019, among Accel Entertainment LLC, as borrower, Capital One, National Association, as Administrative Agent, Collateral Agent and Issuing Bank and Swing Line Lender, the other lenders party thereto and Capital One, National Association, Fifth Third Bank, CIBC Bank USA, JPMorgan Chase Bank, N.A., and Keybank National Association, as Joint Lead Arrangers and Joint Lead Bookrunners and Mizhuo Bank, Ltd., and West Suburban Bank as Co-Documentation Agents, as in effect on the date hereof and/or as amended in accordance with the terms hereof;

“DGCL” means the Delaware General Corporation Law;

“Director Share Exchange” refers to the receipt by the independent directors of Pace of 200,000 shares of Class A-1 Common Stock, in the aggregate, in exchange for an equal number of their Class F Shares pursuant to the terms of those certain letter agreements, dated June 13, 2019, by and between Pace and such independent directors;

“Initial Holders” means Chad Leat, Kathleen Philips, Robert Suss, Paul Walsh and Kneeland Youngblood;

“Initial Pace Sponsor” means to TPG Pace II Sponsor, LLC, a Cayman Islands exempted limited liability company and an affiliate of TPG;

“Investment Private Placement” refers to the purchase of 4,696,675 Class A-1 Shares, for cash, in a private placement to the PIPE Investors (as defined in “Description of Capital Stock—Registration Rights—Private Placement Subscription Agreements”) consummated pursuant to the terms of the Subscription Agreements (as defined in “Description of Capital Stock— Registration Rights—Private Placement Subscription Agreements”);

“Pace” means the historical operations of TPG Pace Holdings Corp. prior to the consummation of the Business Combination;

“Pace Domestication” means the domestication of Pace as a Delaware corporation on November 20, 2019.

“Pace Governance” means TPG Pace Governance, LLC, a Cayman Islands limited liability company;

“Pace IPO” means Pace’s initial public offering, consummated on June 30, 2017;

“Pace Sponsor Members” means TPG Pace II Sponsor Successor, LLC, a Delaware limited liability company, Pace Governance and Peterson Capital Partners, L.P, collectively;

“Pace Private Placement Warrants” means Accel Warrants that were issued to Initial Pace Sponsor in a private placement that closed simultaneously with the consummation of the Pace IPO;

“Pace Public Warrants” means Accel Warrants that were included in the units sold in the Pace IPO;

“Proxy Statement/Prospectus” means the Definitive Proxy Statement/Prospectus filed with the SEC on October 30, 2019;

“Pace Warrants” means the Pace Public Warrants and the Pace Private Placement Warrants, collectively;

“Seller” means each of the shareholders of Accel named as a Seller in the Transaction Agreement, each of the shareholders of Accel joined to the Transaction Agreement pursuant to that certain Drag-Along Agreement, dated as of June 13, 2019, by and among Pace and each of the Sellers who duly executed and delivered a signature page to the Transaction Agreement as of June 13, 2019 (collectively, the “Sellers”);

“Sponsor Class F Share Exchange” refers to the receipt by the Initial Pace Sponsor of 7,800,000 shares of Class A-1 Common Stock and 2,000,000 shares of Class A-2 Common Stock in exchange for its Class F common stock, par value $0.0001 per share, of Pace, pursuant to the terms of that certain letter agreement dated as of June 13, 2019 (as amended on July 22, 2019) by and among the Initial Pace Sponsor, Pace and the Shareholder Representatives (as defined below in the definition of “Transaction Agreement”);

“Stock Purchase” means the acquisition by Pace, directly or indirectly, of all of the issued and outstanding shares of common stock and preferred stock of Accel held by the Sellers as part of the consummation of the Business Combination;

“TPG” means TPG Global, LLC and its affiliates; and

“Transaction Agreement” means that certain Transaction Agreement, dated as of June 13, 2019 (as amended on July 22, 2019 and October 3, 2019), by and among Pace, each of David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein) (in their capacity as representatives of the shareholders of Accel) (the “Shareholder Representatives”) and the Sellers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus, or incorporated herein by reference, contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When contained in this prospectus, and incorporated herein by reference, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	changes in applicable laws or regulations;

•	the inability of the Company to profitably expand into new markets;

•	our reliance on third party suppliers;

•	the high degree of competition in the markets in which we operate;

•	our ability to fulfill our public company obligations;

•	the inability to maintain the listing of our securities on NYSE following the Business Combination;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•

other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors,” and that may be set forth in any applicable prospectus supplement under any similar caption.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we incorporate by reference into this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

INFORMATION ABOUT THE COMPANY

Business Overview

The Company is a leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. The Company’s business consists of the installation, maintenance and operation of video gaming terminals (“VGTs”), redemption devices that disburse winnings and contain automated teller machine (“ATM”) functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores, which are referred to collectively as “licensed establishments.” The Company also operates a small number of stand-alone ATMs in gaming and non-gaming locations.

Company Information

Our principal executive offices are located at 140 Tower Drive, Burr Ridge, Illinois 60527, and our telephone number is (630) 972-2235. Our website is www.accelentertainment.com. The information found on our website is not part of this prospectus.

THE OFFERING

We are registering the issuance by us of up to 22,333,308 Class A-1 Shares that may be issued upon exercise of warrants to purchase Class A-1 Common Stock, including the Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 65,868,235 Class A-1 Shares including (a) 53,753,698 shares currently owned by the Selling Holders, including the Class A-1 Shares issued in connection with the Business Combination Private Placement, the Investment Private Placement, the Director Share Exchange and the Sponsor Class F Share Exchange, (b) 4,999,999 shares that may be issued upon exchange of Class A-2 Common Stock and (c) 7,114,538 Class A-1 Shares that may be issued upon exercise of the Pace Private Placement Warrants, the Business Combination Private Placement Warrants and certain Accel Public Warrants and (ii) up to 7,114,538 Accel Warrants currently owned by the Selling Holders, including the Pace Private Placement Warrant, the Business Combination Private Placement Warrants and certain Accel Public Warrants. Our shares of Class A-1 Common Stock and Accel Warrants are currently listed on NYSE under the symbol “ACEL” and “ACEL.WS,” respectively. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 8 of this prospectus.

Issuance of Class A-1 Common Stock

The following information is as of November 20, 2019 and does not give effect to issuances of our Class A-1 Common Stock or Accel Warrants after such date, or the exercise of Accel Warrants or exchange of Class A-2 Shares after such date.

Shares of Class A-1 Common Stock to be issued upon exercise of all Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants	22,333,308 shares of Class A-1 Common Stock

Shares of Class A-1 Common Stock outstanding prior to exercise of all Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants	76,637,470 shares of Class A-1 Common Stock.

Use of proceeds

We will receive up to an aggregate of approximately $256,833,042 from the exercise of all Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants, and Accel Public Warrants assuming the exercise in full of all such Accel Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Accel Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Class A-1 Common Stock, Pace Private Placement Warrants and Business Combination Private Placement Warrants
Class A-1 Common Stock offered by the Selling Holders

We are registering for resale up to 65,868,235 Class A-1 Shares including (a) 53,753,698 shares currently owned by the Selling Holders, including the Class A-1 Shares issued in connection with the Business Combination Private Placement, the Investment Private Placement, the Director Share Exchange and the Sponsor Class F Share Exchange, (b) 7,114,538 Class A-1

Shares that may be issued upon exercise of the Pace Private Placement Warrants, Business Combination Private Placement Warrants and certain Accel Public Warrants and (c) 4,999,999 Class A-1 Shares that may be issued upon exchange of the Class A-2 Shares, and.

Private Placement Warrants and Business Combination Private Placement Warrants offered by the Selling Holders

We are registering for resale up to 7,114,538 Accel Warrants currently owned by the Selling Holders, including the Pace Private Placement Warrants, Business Combination Private Placement Warrants and certain Accel Public Warrants. Each Pace Private Placement Warrant, Business Combination Private Placement Warrant and Accel Public Warrant entitles the holder thereof to purchase one share of our Class A-1 Common Stock at a price of $11.50 per share, subject to adjustment. Such Accel Warrants will expire on November 20, 2024, or earlier upon redemption or liquidation.

The Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants are redeemable in certain circumstances. See “Description of Securities—Accel Warrants” for further discussion.

Use of proceeds

We will not receive any proceeds from the sale of the Class A-1 Common Stock, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants to be offered by the Selling Holders. We will also not receive proceeds from the exchange of the Class A-2 Common Stock. With respect to shares of Class A-1 Common Stock underlying the Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of such Accel Warrants to the extent such Accel Warrants are exercised for cash.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should consider carefully the risks described below, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporated by reference herein, as well as the other information included in this prospectus, any applicable prospectus supplement and the documents we incorporate by reference, before making an investment decision. Any of the risk factors could significantly and negatively affect our business financial condition, results of operations, cash flows and prospects and the trading price of our securities. You could lose all or part of your investment.

Risks Related to Ownership of Our Securities

TPG and members of the Rubenstein Family own a significant portion of Common Stock and have representation on the Company Board. TPG, through its affiliates, and members of the Rubenstein Family may have interests that differ from those of other stockholders.

As of November 20, 2019, approximately 9.92% of Class A-1 Shares are beneficially owned by the Pace Sponsor Members. Following the consummation of the Business Combination, three directors were jointly nominated by Pace, an affiliate of TPG, the Sellers and the Shareholder Representatives to serve on the Company Board, and another two directors were jointly nominated by Pace, an affiliate of TPG and the Shareholder Representatives. While our subsidiaries (including those holding gaming licenses) manage their respective operations in the ordinary course, TPG may be able to significantly influence the outcome of matters submitted for action by directors of the Company Board, subject to the Company’s directors’ obligation to act in the interest of all of the Company’s stakeholders, and for stockholder action, including the designation and appointment of the Company Board (and committees thereof) and approval of significant corporate transactions, including business combinations, consolidations and mergers. So long as TPG continues to directly or indirectly own a significant amount of our outstanding equity interests and any individuals affiliated with TPG are members of the Company Board and/or any committees thereof, TPG may be able to exert substantial influence on us and may be able to exercise its influence in a manner that is not in the interests of our other stakeholders. TPG’s influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of Class A-1 Shares to decline or prevent public stockholders from realizing a premium over the market price for Class A-1 Shares. Additionally, TPG and its affiliates are in the business of making investments in companies and owning real estate, and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or that supply us with goods and services. TPG or its affiliates may also pursue acquisition opportunities that may be complementary to (or competitive with) our business, and as a result those acquisition opportunities may not be available to us. Prospective investors should consider that the interests of TPG may differ from their interests in material respects.

In addition, as of November 20, 2019, approximately 10.64% of Class A-1 Shares were beneficially owned by Mr. A. Rubenstein, approximately 3.83% of Class A-1 Shares were be beneficially owned by his brother, Mr. G. Rubenstein, and Mr. A. Rubenstein, together with Mr. G. Rubenstein and their father, Mr. Jeffrey Rubenstein (together, the “Rubenstein Family”) collectively beneficially own approximately 18.39% of Class A-1 Shares. Although each of Mr. A. Rubenstein, Mr. G. Rubenstein, and Mr. J. Rubenstein each disclaim legal or beneficial ownership of any Class A-1 Shares owned or controlled by the others, the Rubenstein Family have and may exert significant influence over corporate actions requiring stockholder approval. In addition, each of Mr. A. Rubenstein and Mr. G. Rubenstein are members of the Company Board. As a result, the Rubenstein Family, including Mr. A. Rubenstein and Mr. G. Rubenstein may be able to significantly influence the outcome of matters submitted for director action, subject to our directors’ obligation to act in the interest of all of our stakeholders, and for stockholder action, including the designation and appointment of the Company Board (and committees thereof) and approval of significant corporate transactions, including business combinations, consolidations and mergers. So long as the Rubenstein Family, including Mr. A. Rubenstein and Mr. G. Rubenstein continues to directly or indirectly own a significant amount of our outstanding equity interests and any individuals affiliated with members of the Rubenstein Family are members of the Company Board and/or any committees thereof, and the Rubenstein Family, including Mr. A. Rubenstein and Mr. G. Rubenstein may be able to exert substantial influence on us and may be able to exercise its influence in a manner that is not in the interests of our other stakeholders. The Rubenstein Family, including Mr. A. Rubenstein’s and Mr. G. Rubenstein’s influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of Class A-1 Shares to decline or prevent public stockholders from realizing a premium over the market price for Class A-1 Shares. Prospective investors should consider that the interests of the Rubenstein Family may differ from their interests in material respects. In addition, pursuant to the Transaction Agreement and subject to certain limitations set forth in the Transaction Agreement, any person who held (together with such person’s affiliates) at least 8% of the outstanding Class A-1 Shares immediately following the closing of the Stock Purchase, had the right to nominate an individual to be a member of the Company Board. Following the Business Combination, so long as any such stockholder with director nomination rights continues to directly or indirectly own a significant amount of our outstanding equity interests and any individuals affiliated with such stockholder are members of the Company Board and/or any committees thereof, such major stockholder may be able to exert substantial influence on us and may be able to exercise its influence in a manner that is not in the interests of our other stakeholders. This influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of Class A-1 Shares to decline or prevent public stockholders from realizing a premium over the market price for Class A-1 Shares.

Holders of Common Stock are subject to certain gaming regulations, and if a holder is found unsuitable by a gaming authority, that holder would not be able to, directly or indirectly, beneficially own Common Stock.

Holders of Common Stock are subject to certain gaming regulations. In Illinois, Pennsylvania and other regulated gaming jurisdictions, gaming laws can require any holder of Common Stock to file an application, be investigated, and qualify or have his, her or its suitability determined by gaming authorities. Gaming laws in Illinois, Pennsylvania and other regulated gaming jurisdictions also require any person who acquires beneficial ownership of more than 5% of voting securities of a gaming company to notify the gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only. If a holder is found unsuitable by a gaming authority, that holder would not be able to, directly or indirectly, beneficially own Common Stock.

Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. For any cause deemed reasonable by the gaming authorities, subject to certain administrative proceeding requirements, gaming regulators in Illinois, Pennsylvania or elsewhere would have the authority to (i) deny any application; (ii) limit, condition, restrict, revoke, or suspend any license, registration, finding of suitability or approval, including revoking any licenses held by us to conduct business in the state or (iii) fine any person licensed, registered, or found suitable or approved. Any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, may not hold, directly or indirectly, the beneficial ownership of any voting security or beneficial or record ownership of any non-voting security or any debt security of any public corporation that is registered with the gaming authority beyond the time prescribed by the gaming authority. A finding of unsuitability by a particular gaming authority in Illinois, Pennsylvania or elsewhere will impact that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

We are a holding company and depend on the ability of our subsidiaries to pay dividends.

We have never declared or paid any cash dividends, nor do we intend to pay cash dividends. Following the Business Combination, we are a holding company without any direct operations and will have no significant assets other than our ownership interest in our subsidiaries. Accordingly, our ability to pay dividends will depend upon the financial condition, liquidity and results of operations of, and our receipt of dividends, loans or other funds from, our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to make funds available to us. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which our subsidiaries may pay dividends, make loans or otherwise provide funds to us. For example, the ability of our subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose will be limited by the terms of the Credit Agreement.

The market price and trading volume of Class A-1 Shares may be volatile and could decline significantly.

The stock markets, including the NYSE have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the Class A-1 Shares, the market price of Class A-1 Shares may be volatile and could decline significantly. In addition, the trading volume in Class A-1 Shares may fluctuate and cause significant price variations to occur. If the market price of Class A-1 Shares declines significantly, you may be unable to resell your shares at or above the market price of Class A-1 Shares as of the date hereof. We cannot assure you that the market price of Class A-1 Shares will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, Adjusted EBITDA, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of the NYSE;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	changes to gaming laws, regulations or enforcement policies of applicable gaming authorities;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our capital stock;

•	publication of research reports about us, our licensed establishments or the video gaming terminal industry generally;

•	the performance and market valuations of other similar companies;

•	commencement of, or involvement in, litigation involving us;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems; and

•	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, our share price and trading volume could decline significantly.

The market for Class A-1 Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If no securities or industry analysts commence coverage of us, the market price and liquidity for Class A-1 Shares could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade their opinions about Class A-1 Shares, publish inaccurate or unfavorable research about us, or cease publishing about us regularly, demand for Class A-1 Shares could decrease, which might cause our share price and trading volume to decline significantly.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our securities and may be dilutive to existing stockholders.

In the future, we may incur debt or issue equity ranking senior to our securities. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our securities. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our securities and be dilutive to existing stockholders.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

The Class A-1 Shares and Accel Warrants are listed on the NYSE. There is no guarantee that these securities will remain listed on the NYSE. Although we currently meet the minimum initial listing standards set forth in the NYSE listing standards, there can be no assurance that these securities will continue to be listed on the NYSE in the future. In order to continue listing our securities on the NYSE, we must maintain certain financial, distribution and share price levels. For instance, we must maintain a minimum number of holders of the Class A-1 Shares (300 public stockholders). On October 3, 2018, Pace received written notice from the NYSE that a NYSE Regulation review of the then-current distribution of Class A Ordinary Shares of Pace showed that Pace had fewer than 300 public shareholders and were therefore non-compliant with the relevant section of the NYSE Listed Company Manual. In accordance with the procedures set forth in the NYSE Listed Company Manual, Pace submitted a business plan demonstrating how Pace expected to return to compliance with the minimum public stockholders’ requirement within 18 months. In July 2019, Pace received a letter from the NYSE certifying its compliance. Additionally, in connection with the Business Combination, Pace was required to demonstrate round lot compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, the Class A-1 Shares were required to be at least $4.00 per share, upon consummation of the Business Combination, and Pace was required to maintain a minimum of 400 round lot holders, on the date of the consummation of the Business Combination.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for the Class A-1 Shares;

•	reduced liquidity for Class A-1 Shares;

•

a determination that Class A-1 Shares are a “penny stock” which will require brokers trading in Class A-1 Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” The Class A-1 Shares and Accel Warrants are listed on the NYSE, and, as a result, are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

We are an “emerging growth company,” and we cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our securities less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following June 30, 2022, the fifth anniversary of the IPO of Pace, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of Class A-1 Shares that is held by non-affiliates exceeds $700 million as of the last business day of the prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. We have not chosen to “opt out” of this extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. We cannot predict if investors will find our securities less attractive because we intend to rely on certain of these exemptions and benefits under the JOBS Act. If some investors find our securities less attractive as a result, there may be a less active, liquid and/or orderly trading market for our securities and the market price and trading volume of our securities may be more volatile and decline significantly.

Provisions in our Charter designate the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain times of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or with our directors, officers or employees and may discourage stockholders from bringing such claims.

The Charter provides that, to the fullest extent permitted by law, unless we consent to the selection of an alternative forum, and subject to the Court of Chancery of the State of Delaware having personal jurisdiction over the parties named as defendants therein, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of us;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, creditors or other constituents;

•

any action asserting a claim against us or any of our directors or officers arising pursuant to any provision of the DGCL, the Charter or the Bylaws (as either may be amended and/or restated from time to time); or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. However, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder and this provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides for the exclusive jurisdiction of the federal courts with respect to all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, this provision could apply to Securities Act claims, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provision with respect to suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. If a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

Resales of the securities covered by this prospectus by the Selling Holders, or issuances of Class A-1 Shares following the exercise of Accel Warrants and distribution thereof, could depress the market price of our Class A-1 Shares and/or Accel Warrants.

There may be a large number of our securities sold in the market in the near future. These sales, or the perception in the market that the holders of a large number of securities intend to sell securities, could reduce the market price of our securities.

All of the Class A-1 Shares and Accel Warrants (including Class A-1 Shares issuable upon exercise thereof) held by the Selling Holders, including the Pace Sponsor Members, the Initial Holders, the PIPE Investors and the Sellers in the Business Combination Private Placement have been registered for resale under the Securities Act on the registration statement of which this prospectus is a part.

Pursuant to the Registration Rights Agreement (as defined below), the registrable shares held by the Pace Sponsor Members and the Initial Holders are not be transferable, assignable or salable until the earlier of (1) November 20, 2020 (one year after the completion of the Business Combination), (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after a business combination that results in all of our stockholders having the right to exchange their Class A-1 Common Stock for cash, securities or other property, and (3) the date on which the last sale price of the Class A-1 Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the Business Combination.

Also pursuant to the Registration Rights Agreement, the registrable shares held by the Sellers named as “Major Accel Stockholders” therein (equivalent to 40,080,802 Class A-1 Shares 2,225,649 Accel Warrants) will not be transferable, assignable or salable until May 18, 2020 (180 calendar days after the completion of the Business Combination).

Each Registration Rights Holder (as defined below) has agreed not to effect any sale or distribution of its registrable shares if such sale or distribution would, or would reasonably be expected to, constitute or result in a “change of control” or similar event under our or our subsidiaries’ credit facilities.

Risks Related to Our Business

If we fail to manage our growth effectively, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

We have experienced, and expect to continue to experience, rapid growth, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Since our inception, we have acquired 8 distributed gaming operators adding more than 480 licensed establishments to our portfolio of 1,762 total licensed establishments as of June 30, 2019. In addition, on September 17, 2019, Accel announced that it had completed the acquisition of 100% of the outstanding membership interests of Grand River Jackpot, LLC (“Grand River”) for approximately $100 million in cash. Grand River is a terminal operator in Illinois that operates over 1,800 video gaming terminals (“VGTs”) in over 450 licensed establishments. Further, on September 23, 2019, Accel closed a transaction to purchase from Illinois Gaming Systems, LLC terminal use agreements and equipment representing the operations of 139 VGTs in 29 licensed establishments for approximately $4.65 million. We have also experienced significant growth in the number of licensed establishment partners and players, and in the amount of data that we support. Additionally, our organizational structure will become more complex as we scale our operational, financial and management controls to support additional jurisdictions as well as our reporting systems and procedures.

To manage growth in operations and personnel, we will need to continue to grow and improve our operational, financial, and management controls and reporting systems and procedures. We may require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas without undermining our culture, which has been central to growth so far. Our expansion has placed, and expected future growth will continue to place, a significant strain on management, customer experience, data analytics, sales and marketing, administrative, financial, and other resources. If we fail to manage our anticipated growth and change in a manner consistent with our reputation, the quality of our services may suffer, which could negatively affect our brand and reputation and harm our ability to attract licensed establishment partners and players.

Our success depends on our ability to offer new and innovative products and services that respond to the demand of licensed establishment partners and create strong and sustained player appeal.

Our success depends upon our ability to respond to the demands of licensed establishment partners and players by offering new and innovative products and services on a timely basis. Consumer preferences for games are usually cyclical and difficult to predict, and even the most successful content remains popular for only limited periods of time, unless refreshed with new content or otherwise enhanced. If we fail to accurately anticipate the needs of licensed establishments and player preferences, we could lose business to competitors, which would adversely affect our results of operations, cash flows and financial condition. We may not have the financial resources needed to introduce new products or services on a timely basis or at all.

Our business depends on content for VGTs, stand-alone ATMs, redemption devices and amusement devices that is developed by third-party suppliers. We believe that creative and appealing game content results in more players visiting our licensed establishment partners, which offers more revenue for licensed establishment partners and provides them with a competitive advantage, which in turn enhances our revenue and ability to attract new business and to retain existing business. The success of such content is dependent on these suppliers’ ability to anticipate changes in consumer tastes, preferences and requirements and deliver to us in sufficient quantities and on a timely basis a desirable, high-quality and price-competitive mix of products. Our suppliers’ products may fail to meet the expectations of licensed establishment partners due to changes in consumer preference or our suppliers may be unable to maintain a sufficient inventory to satisfy the demands of licensed establishment partners. In addition, suppliers must obtain regulatory approvals for new products, and such approvals may be delayed or denied. Accordingly, we may not be able to sustain the success of our existing game content or effectively obtain from third parties products and services that will be widely accepted both by licensed establishment partners and players.

Our suppliers may also increase their prices due to increasing demand for their products from our competitors. Further, because there exists a limited number of suppliers in the distributed gaming business, an increase in supplier pricing may limit our ability to seek alternate sources of gaming content, and may result in increased operating expenses. See “—We are dependent on relationships with key manufacturers, developers and third parties to obtain VGTs, amusement machines, and related supplies, programs, and technologies for our business on acceptable terms” for more information.

We are dependent on relationships with key manufacturers, developers and third parties to obtain VGTs, amusement machines, and related supplies, programs, and technologies for our business on acceptable terms.

The supply of our VGTs, stand-alone ATMs, redemption devices and amusement devices depends upon the manufacture, development, assembly, design, maintenance and repair of such products by certain key providers, as well as regulatory approval for these products. Our operating results could be adversely affected by an interruption or cessation in the supply of these items, a serious quality assurance lapse, including as a result of the insolvency of any key provider, or regulatory issues related to key providers’ products or required licenses. We have achieved significant cost savings through centralized purchasing of equipment and non-equipment. However, as a result, we are exposed to the credit and other risks of having a small number of key suppliers. While we make every effort to evaluate counterparties prior to entering into long-term and other significant procurement contracts, we cannot predict the impact on suppliers of the current economic environment and other developments in their respective businesses. Insolvency, financial difficulties, supply chain delays, regulatory issues or other factors may result in our suppliers not being able to fulfill the terms of their agreements. Further, such factors may render suppliers unwilling to extend contracts that provide favorable terms to us, or may force them to seek to renegotiate existing contracts.

Failure of key suppliers to meet their delivery commitments could result in us being in breach of and subsequently losing contracts with key licensed establishment partners. Although we believe we have alternative sources of supply for the equipment and other supplies used in our business, the limited number of suppliers in the distributed gaming business could lead to delays in the delivery of products or components, and possible resultant breaches of contracts that we are party to with licensed establishment partners, increases in the prices we must pay for products or components, problems with product quality or components coming to the end of their life and other concerns. We may be unable to find adequate replacements for suppliers within a reasonable time frame, on favorable commercial terms or at all.

Certain of our products and services, including a Player Rewards Program that we intend to implement, include know-your-customer programs or technologies supplied by third parties. These programs and technologies could be an important aspect of products and services because they can confirm certain information with respect to players and prospective players, such as age, identity and location. Payment processing programs and technologies, typically provided by third parties, are also a necessary feature of our products and services. In the event that these products and technologies are not made available to us on acceptable terms, or in the event that they are defective, our results of operations, cash flows and financial condition may be materially adversely affected.

Our future results of operations may be negatively impacted by slow growth in demand for VGTs and by the slow growth of new gaming jurisdictions.

Slow growth or declines in the demand for VGTs could reduce the demand for our services and negatively impact results of operations, cash flows and financial condition. Moreover, even with the expansion of gaming into new jurisdictions, the opening of new licensed establishments and the addition of new VGTs and amusement machines in existing licensed establishments, demand for our services could decline due to the desires of licensed establishment partners, unfavorable economic conditions, failure to obtain regulatory approvals and the availability of financing. Accordingly, we may not be successful in placing additional VGTs or amusement machines with additional licensed establishments.

We depend heavily on our ability to win, maintain and renew contracts with licensed establishment partners, and we could lose substantial revenue if we are unable to renew certain of our contracts on substantially similar terms or at all.

Our contracts with our licensed establishment partners generally contain initial multi-year terms. Contracts entered into prior to February 2018 typically contain automatic renewal provisions that provide the individual partner with an option to terminate within a specified time frame. As a result of the Illinois Gaming Board (the “IGB”) rule changes, contracts entered into after February 2018 do not contain renewal provisions, automatic or otherwise. At the end of a contract term, licensed establishment partners may choose to extend their engagement by signing a new contract or may sign with a competitor terminal operator, in their sole discretion.

While we have historically experienced high rates of contract extension or renewal, these rule changes may lead to declines in contract extension or renewal. The termination, expiration or failure to renew one or more of our contracts with our licensed establishment partners could cause us to lose substantial revenue, which could have an adverse effect on our ability to win or renew other contracts or pursue growth initiatives.

In addition, we may not be able to obtain new or renewed contracts with licensed establishment partners that contain terms that are as favorable as our current terms in our current contracts, and any less favorable contract terms or diminution in scope could negatively impact our business.

Additionally, our revenue, business, result of operations, cash flows and financial condition could be negatively affected if our licensed establishment partners sell or merge themselves or their licensed establishments with other entities. Upon the sale or merger of such licensed establishments, our licensed establishment partners could choose to no longer partner with us and decide to contract with our competitors.

Unfavorable economic conditions, or decreased discretionary spending or travel due to other factors such as terrorist activity or threat thereof, civil unrest or other economic or political uncertainties, may adversely affect our business, results of operations, cash flows and financial condition.

Unfavorable economic conditions, including recession, economic slowdown, decreased liquidity in the financial markets, decreased availability of credit and relatively high rates of unemployment, could have a negative effect on our business. Unfavorable economic conditions could cause licensed establishment partners to shut down or ultimately declare bankruptcy, which could adversely affect our business. Unfavorable economic conditions may also result in volatility in the credit and equity markets. The difficulty or inability of licensed establishment partners to generate or obtain adequate levels of capital to finance their ongoing operations may cause some to close or ultimately declare bankruptcy. We cannot fully predict the effects that unfavorable social, political and economic conditions and economic uncertainties and decreased discretionary spending or travel could have on our business.

Our revenue is largely driven by players’ disposable incomes and level of gaming activity. Unfavorable economic conditions may reduce the disposable incomes of players at licensed establishment partners and may result in fewer players visiting licensed establishment partners, reduced play levels, and lower amounts spent per visit, adversely affecting our results of operations and cash flows. Adverse changes in discretionary consumer spending or consumer preferences, which may result in fewer players visiting licensed establishment partners and reduced frequency of visits and play levels, could also be driven by an unstable job market, outbreaks of contagious diseases or other factors. Socio-political factors such as terrorist activity or threat thereof, civil unrest or other economic or political uncertainties that contribute to consumer unease may also result in decreased discretionary spending or travel by players and have a negative effect on us.

Our revenue growth and future success depends on our ability to expand into new markets, including Pennsylvania, which may not occur as anticipated or at all.

Our future success and growth depend in large part on the successful addition of new licensed establishments as partners (whether through organic growth, conversion from competitors or partner relationships) and on the entry into new markets, including other licensed jurisdictions such as Pennsylvania, where we were recently granted a conditional license as a VGT terminal operator. These markets are new to us and our success depends in part on displacing entrenched competitors who are familiar with these markets and are known to players. In many cases, we are attempting to enter into or expand our presence in these new markets and where the appeal and success of VGTs and other forms of entertainment has not yet been proven. In some cases, we may need to develop or expand our sales channels and leverage the relationships with our licensed establishment partners in order to execute this strategy. There can be no assurance that video gaming will have success with new licensed establishment partners or in new markets, or that it will succeed in capturing a significant or even acceptable market share in any new markets, including Pennsylvania. In addition, it is possible that we will not be able to enter the Pennsylvania market at all, due to regulatory or other concerns. See “— We are subject to strict government regulations that are constantly evolving and may be amended, repealed, or subject to new interpretations, which may limit existing operations, have an adverse impact on the ability to grow or may expose us to fines or other penalties.” If we fail to successfully expand into these markets, we may have difficulty growing our business and may lose business to our competitors.

Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions.

We currently supply VGTs and amusement devices to licensed establishments solely in Illinois. Due to this geographic concentration, our results of operations, cash flows and financial condition are subject to greater risks from changes in local and regional conditions, such as:

•	changes in local or regional economic conditions and unemployment rates;

•	changes in local and state laws and regulations, including gaming laws and regulations;

•	a decline in the number of residents in or near, or visitors to, licensed establishment partners;

•	changes in the local or regional competitive environment; and

•	adverse weather conditions and natural disasters (including weather or road conditions that limit access to licensed establishments).

Licensed establishment partners largely depend on local markets for players. Local competitive risks and the failure of licensed establishment partners to attract a sufficient number of guests, players and other visitors in these locations could adversely affect our business. As a result of the geographic concentration of our businesses, we face a greater risk of a negative impact on our results of operations, cash flows and financial condition in the event that Illinois is more severely impacted by any such adverse condition, as compared to other areas in the United States. If we are successful in expanding our operations into Pennsylvania or other gaming jurisdictions, we may face similar concentration risk there.

If we fail to offer a high-quality customer experience, our business and reputation may suffer.

Once we place VGTs and amusement machines with licensed establishment partners, those licensed establishment partners rely on support services to resolve any related issues. High-quality user and partner education and customer experience have been key to our brand and is important for the successful marketing and sale of our products and services and to increase the number of VGTs and amusement machines at licensed establishments. The importance of high-quality customer experience will increase as we expand our business and pursue new licensed establishment partners and potentially expand into new jurisdictions. For instance, if we do not help our licensed establishment partners quickly resolve issues, whether those issues are regulatory, technical, or data related, and provide an effective ongoing customer experience, our ability to retain or renew contracts with our licensed establishment partners could suffer and our reputation with existing or potential licensed establishment partners may be harmed. In some cases, we depend on third-parties to resolve such issues, the performance of which is out of our control. Further, our success is highly dependent on business reputation and positive recommendations from existing licensed establishment partners. Any failure to maintain high-quality customer experience, or a market perception that we do not maintain a high-quality customer experience, could harm our reputation, our ability to market or sell our services to existing and prospective licensed establishment partners, and our results of operations, cash flows and financial condition.

In addition, as we continue to grow our operations and expand into additional jurisdictions, we need to be able to provide efficient customer support that meets the needs of our licensed establishment partners. The number of licensed establishments with our products has grown significantly and that may place additional pressure on our support organization. As our base of licensed establishment partners continues to grow, we may need to increase the number of relationship managers, customer service and other personnel we employ to provide personalized account management, assistance to our licensed establishment partners in navigating regulatory applications and ongoing compliance concerns, and customer service, training, and revenue optimization. If we are not able to continue to provide high levels of customer service, our reputation, as well as our results of operations, cash flows and financial condition, could be harmed.

Our revenue growth and ability to achieve and sustain profitability will depend, in part on being able to expand our sales force and increase the productivity of our sales force.

As of June 30, 2019, most of our revenue has been attributable to the efforts of our sales force, which consists of both in-house personnel and independent agents. In order to increase our revenue and achieve and sustain profitability. We intend to increase the size of our sales force to generate additional revenue from new and existing licensed establishment partners.

Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training, and retaining sufficient numbers of in-house and independent sales personnel to support growth. New sales personnel require significant training and can take a number of months to achieve full productivity. Our recent hires and planned hires may not become productive as quickly as expected and if new sales employees and agents do not become fully productive on the timelines that have been projected or at all, our revenue may not increase at anticipated levels and our ability to achieve long-term projections may be negatively impacted. In addition, as we continue to grow, a larger percentage of our sales force will be new to us and our business, which may adversely affect our sales if we cannot train our sales force quickly or effectively. Attrition rates may increase, and we may face integration challenges as we continue to seek to expand our sales force. We also believe that there is significant competition for sales personnel with the skills that we require in the industries in which we operate, and may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we operate or plan to operate. If we are unable to hire and train sufficient numbers of effective sales personnel or agents, or if the sales personnel or agents are not successful in obtaining new licensed establishment partners or increasing sales to our existing licensed establishment partners, our business may be adversely affected.

We periodically change and adjust our sales organization in response to market opportunities, competitive threats, management changes, product and service introductions or enhancements, acquisitions, sales performance, increases in sales headcount, cost levels, and other internal and external considerations. Any future sales organization changes may result in a temporary reduction of productivity, which could negatively affect our rate of growth. In addition, any significant change to the way we structure the compensation of our sales organization may be disruptive and may affect revenue growth.

Our inability to complete acquisitions and integrate acquired businesses successfully could limit our growth or disrupt our plans and operations.

We continue to pursue expansion and acquisition opportunities in gaming and related businesses. Our ability to succeed in implementing our strategy will depend to some degree upon our ability to identify and complete commercially viable acquisitions. We may not be able to find acquisition opportunities on acceptable terms or at all, or obtain necessary financing or regulatory approvals to complete potential acquisitions.

We may not be able to successfully integrate any businesses that we acquire or do so within intended timeframes. We could face significant challenges in managing and integrating our acquisitions and combined operations, including acquired assets, operations and personnel. In addition, the expected cost synergies associated with such acquisitions may not be fully realized in the anticipated amounts or within the contemplated timeframes or cost expectations, which could result in increased costs and have an adverse effect on our results of operations, cash flows and financial condition. We expect to incur incremental costs and capital expenditures related to our contemplated integration activities.

Acquisition transactions may disrupt our ongoing business. The integration of acquisitions will require significant time and focus from management and may divert attention from the day-to-day operations of the combined business or delay the achievement of strategic objectives. Our business may be negatively impacted following the acquisitions if we are unable to effectively manage expanded operations.

We face significant competition from other gaming and entertainment operations, and our success in part relies on maintaining our competitive advantages and market share in key markets.

We face significant competition from suppliers and other operators of VGTs and dartboards, pool tables, pinball and other related non-gaming equipment at licensed establishment partners. We compete on the basis of the responsiveness of our services, and the popularity, content, features, quality, functionality, accuracy and reliability of our products. In order to remain competitive and maintain our existing market share, we must continuously offer popular, high-quality games in a timely manner and new services or enhancements to our existing services. These services or enhancements may not be well received by licensed establishment partners or consumers, even if well reviewed and of high quality. In addition, some of our current and future competitors may enjoy substantial competitive advantages over us, such as greater name recognition, longer operating histories, or greater financial, technical, and other resources. These companies may use these advantages to offer services that respond better to the needs of licensed establishment partners, spend more on advertising and brand marketing, expand their operations, or respond more quickly and effectively than we do or can to new or changing opportunities, technologies, standards, regulatory conditions or requirements, or player preferences. These competitors could use these advantages to capture additional market share to our detriment in key markets. Additionally, we could lose some or all of the competitive advantages that we currently enjoy over our current and potential competitors. We also face high levels of competition in the supply of services for newly legalized gaming jurisdictions and for openings of new or expanded licensed establishments. Our success depends on our ability to successfully enter new markets and compete successfully for new business, which is not certain to occur. Any of these developments could have an adverse effect on our results of operations, cash flows and financial condition and could result in a loss of market share in key markets.

We operate in the highly competitive gaming industry, and our success depends on our ability to effectively compete with numerous types of businesses in a rapidly evolving, and potentially expanding, gaming environment.

While our operations face competition from many forms of leisure and entertainment activities, including shopping, athletic events, television and movies, concerts, and travel, we face particularly robust competition from other forms of gaming. The gaming industry is characterized by an increasingly high degree of competition among a large number of participants on both a local and national level, including casinos, internet gaming, sports betting, sweepstakes and poker machines not located in casinos, horse racetracks, including those featuring slot machines and/or table games, fantasy sports, real money iGaming, and other forms of gaming, such as, Internet-based lotteries, sweepstakes, and fantasy sports, and internet-based or mobile-based gaming platforms, which allow their players to wager on a wide variety of sporting events and/or play casino games from home or in non-casino settings. This could divert players from using our products in licensed establishment partners, and adversely affect our business. Even internet wagering services that are illegal under federal and state law but operate from overseas locations, may nevertheless be accessible to domestic gamblers and divert players from visiting licensed establishment partners to play on our VGTs.

The availability of competing gaming activities could increase substantially in the future. Voters and state legislatures may seek to supplement traditional tax revenue sources of state governments by authorizing or expanding gaming in Illinois, adjacent states or jurisdictions where we plan to operate in the future, such as Pennsylvania. For example, on June 2, 2019, the Illinois legislature passed a significant gaming expansion bill authorizing the addition of multiple casinos to the state, including a casino in Chicago, permitting slot and table games at three horse racetracks, adding slot machines to two airports and creating licensing criteria for those eligible to provide sports betting services. In addition, other jurisdictions are considering or have already recently legalized, implemented and expanded gaming, and there are proposals across the country that would legalize internet poker and other varieties of internet gaming in a number of states and at the federal level. For example, Pennsylvania recently enacted legislation allowing regulated online poker and casino-style games within the commonwealth and legalizing sports betting in casinos. In addition, established gaming jurisdictions could award additional gaming licenses or permit the expansion or relocation of existing gaming operations (including VGTs). See “—Our revenue growth and future success depends on our ability to expand into new markets, including Pennsylvania, which may not occur as anticipated or at all” for more information. While we believe we are well positioned to take advantage of certain of these opportunities, expansion of gaming in other jurisdictions (both legal and illegal) could further compete with our VGTs, which could have an adverse impact on our results of operations, cash flows and financial condition.

The concentration and evolution of the VGT manufacturing industry could impose additional costs on us.

A majority of our revenue is attributable to VGTs and related systems supplied by us at licensed establishment partners. A substantial majority of the VGTs sold in the U.S. in recent years have been manufactured by a few select companies, and there has been extensive consolidation within the gaming equipment sector in recent years, including the acquisitions of Bally Technologies, Inc. (which had acquired SHFL Entertainment, Inc.) and WMS Industries, Inc. by Scientific Games Corporation (“Scientific Games”) and International Game Technology PLC by GTECH S.p.A, respectively.

Consolidation may force us to enter into purchase arrangements for new VGTs that are more expensive to operate than our existing VGTs. If the newer VGTs do not result in sufficient incremental revenues to offset the potential increased investment and costs, it could damage our profitability. In the event that we lose a supplier, we may be unable to replace such supplier, and our remaining suppliers may increase fees and costs. See “— An increase in our borrowing costs would negatively affect our financial condition, cash flow and results of operations.”

Our operations are largely dependent on the skill and experience of our management and key personnel. The loss of management and other key personnel could significantly harm our business, and we may not be able to effectively replace members of management who may leave us.

Our success and competitive position are largely dependent upon, among other things, the efforts and skills of our senior executives and management team, which includes Andrew H. Rubenstein as the Chief Executive Officer and President, Karl Peterson as Chairman of the Board, Brian Carroll as Chief Financial Officer and Derek Harmer as Secretary. Although we have entered into employment agreements with senior executives and key personnel, there can be no assurance that these individuals will remain employed. If we lose the services of any members of our management team or other key personnel our business may be significantly impaired.

We rely on assumptions and estimates to calculate certain key metrics, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

We regularly review metrics, including the number of players and other measures, to evaluate growth trends, measure performance and make strategic decisions. Additionally, we commit significant amounts of resources and employee time to understanding the inherent historical patterns of gaming results within individual licensed establishment partners. We use this pattern recognition process to recommend more optimal gaming layouts for licensed establishment partners, with the goal of generating increased gaming revenue.

Certain of our key metrics, including the average post-acquisition net video gaming revenue per VGT per day (“hold-per-day”) and a number of other measures to evaluate growth trends and the quality of marketing and player behaviors, are calculated using data from Scientific Games, a contractor of the IGB. Scientific Games and the IGB may calculate certain metrics differently, which could limit the comparability of our key metrics and those of our competitors, who may use a different methodology to calculate similar metrics. For example, the IGB calculates average hold-per-day and other metrics using the number of VGTs that are active at the end of a given month, while Scientific Games uses the number of VGTs that are active at least one day during a month. While we believe these figures to be reasonable and that our reliance on them is justified, there can be no assurance that such figures are reliable or accurate. Should we decide to review these or other figures, we may discover material inaccuracies, including unexpected errors in our internal data that result from technical or other errors. If we determine that any of our metrics are not accurate, we may be required to revise or cease reporting such metrics and such changes may harm our reputation and business.

We are subject to strict government regulations that are constantly evolving and may be amended, repealed, or subject to new interpretations, which may limit existing operations, have an adverse impact on the ability to grow or may expose us to fines or other penalties.

We are subject to the rules, regulations, and laws applicable to gaming, including, but not limited to, the Illinois Video Gaming Act and amendments thereto enacted by the Illinois state legislature (the “Illinois Gaming Act”), and the Pennsylvania Race Horse Development and Gaming Act and amendments thereto enacted by the Pennsylvania legislature (the “Pennsylvania Gaming Act”). These gaming laws and related regulations are administered by the IGB and Pennsylvania Gaming Control Board (the “PA Board”), respectively, which are regulatory boards with broad authority to create and interpret gaming regulations and to regulate gaming activities. These gaming authorities are authorized to:

•	adopt additional rules and regulations under the implementing statutes;

•	investigate violations of gaming regulations;

•	enforce gaming regulations and impose disciplinary sanctions for violations of such laws, including fines, penalties and revocation of gaming licenses;

•	review the character and fitness of manufacturers, distributors and operators of gaming services and equipment and make determinations regarding their suitability or qualification for licensure;

•	review and approve transactions (such as acquisitions, material commercial transactions, securities offerings and debt transactions); and

•	establish and collect related fees and/or taxes.

Although we plan to maintain compliance with applicable laws as they evolve and to generally maintain good relations with regulators, there can be no assurance that we will do so, and that law enforcement or gaming regulatory authorities will not seek to restrict our business in their jurisdictions or institute enforcement proceedings if we are not compliant. There can be no assurance that any instituted enforcement proceedings will be favorably resolved, or that such proceedings will not have an adverse effect on our ability to retain and renew existing licenses or to obtain new licenses in other jurisdictions. Gaming authorities may levy fines against us or seize certain of our assets if we violate gaming regulations. Our reputation may also be damaged by any legal or regulatory investigation, regardless of whether we are ultimately accused of, or found to have committed, any violation. A negative regulatory finding or ruling in one jurisdiction could have adverse consequences in other jurisdictions, including with gaming regulators.

In addition to regulatory compliance risk, Illinois, Pennsylvania or any other states or other jurisdiction in which we operate or may operate (including jurisdictions at the county, district, municipal, town or borough level), certain jurisdictions may amend or repeal gaming enabling legislation or regulations. Changes to gaming enabling legislation or new interpretations of existing gaming laws may hinder or prevent us from continuing to operate in the jurisdictions where we currently conduct business, which could increase operating expenses and compliance costs or decrease the profitability of operations. Repeal of gaming enabling legislation could result in losses of capital investments and revenue, limit future growth opportunities and have an adverse effect on our results of operations, cash flows and financial condition. If any jurisdiction in which we operate were to repeal gaming enabling legislation, there could be no assurance that we could sufficiently increase revenue in other markets to maintain operations or service existing indebtedness. In particular, the enactment of unfavorable legislation or government efforts affecting or directed at VGT manufacturers or gaming operators, such as referendums to increase gaming taxes or requirements to use local distributors, would likely have a negative impact on operations. For example, the Illinois legislature has recently approved a gaming expansion bill that, in addition to providing for an increased number of possible gaming venues, also increases Illinois state tax on gaming revenue. Additionally, membership changes within regulatory agencies could impact operations. The IGB in particular has experienced significant personnel changes since the commencement of our VGT operations in 2012. Changes in the composition of the IGB can impact current rules, regulations, policies, enforcement trends and overall agendas of the IGB.

Our ability to operate in existing markets or expand into new jurisdictions could be adversely affected by difficulties, delays, or failures by us or our stakeholders in obtaining or maintaining required licenses or approvals.

We operate only in jurisdictions where gaming is legal. The gaming industry is subject to extensive governmental regulation by federal, state, and local governments, which customarily includes some form of licensing or regulatory screening of operators, suppliers, manufacturers and distributors and their applicable affiliates, their major stockholders, officers, directors and key employees. In addition, certain gaming products and technologies must be certified or approved in certain jurisdictions in which we operate, and these regulatory requirements vary from jurisdiction to jurisdiction. The scope of the approvals required can be extensive. Regulators review many facets of an applicant or holder of a license, including its financial stability, integrity and business experience. While the regulatory requirements vary by jurisdiction, most require:

•	licenses and/or permits;

•	documentation of qualifications, including evidence of financial stability;

•	other required approvals for companies who design, assemble, supply or distribute gaming equipment and services; and

•	individual suitability of officers, directors, major equity holders, lenders, key employees and business partners

We may not be able to obtain or maintain all necessary registrations, licenses, permits or approvals, or could experience delays related to the licensing process which could adversely affect our operations and ability to retain key employees. If we fail to obtain a license required in a particular jurisdiction for games and VGTs, hardware or software or have such license revoked, we will not be able to expand into, or continue doing business in, such jurisdiction. Any delay, difficulty or failure by us to obtain or retain a required license or approval in one jurisdiction could negatively impact the ability to obtain or retain required licenses and approvals in other jurisdictions, or affect eligibility for a license in other jurisdictions, which can negatively affect opportunities for growth. For example, if our license to operate in Illinois is not renewed as a result of a failure to satisfy suitability requirements or otherwise, our ability to obtain or maintain a license in Pennsylvania may be harmed. Unexpected changes or concessions required by local, state or federal regulatory authorities could involve significant additional costs and delay. The necessary permits, licenses and approvals may not be obtained within the anticipated time frames, or at all. Additionally, licenses, approvals or findings of suitability may be revoked, suspended or conditioned at any time. If a license, approval or finding of suitability is required by a regulatory authority and we fail to seek or do not receive the necessary approval, license or finding of suitability, or if we are granted and subsequently revoked, it could have an adverse effect on our results of operations, cash flows and financial condition.

While we have received a conditional terminal operator license from the PA Board, there can be no assurance that the final license will be obtained on terms necessary to achieve our objectives, or at all. While we do not expect that the composition of the PA Board will change prior to the next Pennsylvania gubernatorial election in 2022, there can be no assurances with respect thereto, and any changes in composition to the PA Board could alter existing interpretations or enforcement of the Pennsylvania Gaming Act, or otherwise affect the status of our pending final license before the PA Board. In Illinois, we were granted our original license to conduct business as a terminal operator of VGTs by the IGB in 2012, and have most recently had our license renewed in April 2019, retroactive to March 2019 for a period of one year. Renewal is subject to, among other things, continued satisfaction of suitability requirements.

In addition to any licensing requirements, all of our licensed establishment partners are required to be licensed, and delays in or failure to obtain approvals of these licenses may adversely affect results of operations, cash flows and financial condition.

We and certain of our affiliates, major stockholders (generally persons and entities beneficially owning a specified percentage (typically 5% or more) of equity securities), directors, officers and key employees are subject to extensive background investigations, personal and financial disclosure obligations and suitability standards in our businesses. Certain jurisdictions may require the same from our lenders or key business partners. The failure of these individuals and business entities to submit to such background checks and provide required disclosure, or delayed review or denial of application resulting from such submissions, could jeopardize our ability to obtain or maintain licensure in such jurisdictions. Any delay, difficulty, or failure any of our major stockholders, directors, officers, key employees, products or technology, to obtain or retain a required license or approval in one jurisdiction could negatively impact our licensure in other jurisdictions, which can ultimately negatively affect opportunities for growth. In addition, the failure of our officers, directors, key employees or business partners, equity holders, or lenders to obtain or maintain licenses in one or more jurisdictions may require us to modify or terminate our relationship with such officers, directors, key employees or business partners, equity holders, or lenders, or forego doing business in such jurisdiction. The licensing procedures and background investigations of the authorities that regulate our businesses may inhibit potential investors from becoming significant stockholders, inhibit existing stockholders from retaining or increasing their ownership, or inhibit existing stockholders from selling their shares to potential investors who are found unsuitable to hold our stock by gaming authorities or whose stock ownership may adversely affect our ability to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority.

Failure to maintain adequate internal control over financial reporting could adversely affect our reputation and business.

We are responsible for establishing and maintaining adequate internal control over financial reporting. If we cannot maintain and execute adequate internal control over financial reporting or when necessary implement new or improved controls that provide reasonable assurance of the reliability of the financial reporting and preparation of our financial statements for external use, we may suffer harm to our reputation, fail to meet our public reporting requirements on a timely basis or be unable to properly report on our business and results of operations, cash flows and financial condition. Additionally, the inherent limitations of internal controls over financial reporting may not prevent or detect all misstatements or fraud, regardless of the adequacy of those controls. In addition, the adoption of any new accounting standards may require us to add new or change existing internal controls, which may not be successful. Each of the preceding changes could materially impact our internal control over financial reporting. Accel identified three material weaknesses in our internal control over financial reporting as of December 31, 2018, each of which remains unremediated. While efforts are underway to remediate these identified material weaknesses, these efforts will take time. While these material weaknesses remain unremediated, an increased risk of material misstatement of the consolidated financial statements exists.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We identified three material weaknesses in our internal control over financial reporting as of December 31, 2018, and if remediation of these material weaknesses is not effective, or if we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired. In addition, the presence of material weaknesses increases the risk of material misstatement of the consolidated financial statements.

We are a public company and are subject to the requirements of, Section 404(a) of the Sarbanes-Oxley Act, which, subject to a transition period, will require us to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting on our annual report on Form 10-K. We completed the Business Combination on November 20, 2019. Prior to the Business Combination, we were a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses. Pursuant to SEC guidance that permits omitting an assessment of a recently acquired business from the scope of an assessment in the year of acquisition, the scope of our assessment of the effectiveness of our internal control over financial reporting at December 31, 2019 will not include Accel’s historical operations and controls which are material. Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of Class A-1 Shares.

The report by management will need to include disclosure of any material weaknesses identified in internal control over financial reporting. However, for as long as we are an “emerging growth company” under the JOBS Act following the consummation of the Business Combination, our independent registered public accounting firm will not be required to attest to the effectiveness of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Management’s assessment of internal controls, when implemented, could detect problems with internal controls, and an independent assessment of the effectiveness of internal controls by our auditors could detect further problems that management’s assessment might not, and could result in the identification of material weaknesses that were not otherwise identified. Undetected material weaknesses in internal controls could lead to financial statement restatements and require us to incur the expense of remediation. We are required to disclose changes made in our internal control and procedures on a quarterly basis. To comply with the public company requirements, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

In connection with the preparation of our consolidated financial statements, we identified a number of adjustments to our consolidated financial statements that resulted in a restatement of previously issued financial statements. These adjustments relate to accounting for business acquisitions and subsequent accounting, accounting for route and customer acquisition costs and related liabilities, classification of items on the consolidated statements of stockholders’ equity and cash flows, accounting for income taxes, and other miscellaneous adjustments. Accel identified the cause of these adjustments was due to three material weaknesses in internal controls. A material weakness is a deficiency or combination of deficiencies in our internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements would not be prevented or detected on a timely basis. This deficiency could result in additional misstatements to our consolidated financial statements that would be material and would not be prevented or detected on a timely basis.

The following three material weaknesses in internal control over financial reporting have been identified, which are not remediated as of December 31, 2018, or currently:

•

a material weakness related to review of the consolidated financial statements and certain of the associated accounting analyses, journal entries and accounting reconciliations due, in part, to the lack of formally documented accounting policies and procedures, as well as headcount necessary to support consistent, timely and accurate financial reporting in accordance with U.S. GAAP;

•

a material weakness in the design and implementation of internal controls relating to business combination accounting and route and customer acquisition cost accounting due to the absence of formalized internal controls surrounding the determination of the fair value for assets acquired and liabilities assumed in business combinations, the accounting for initial route and customer acquisition costs and the accounting for such assets; and

•	a material weakness related to general information technology controls including the design and implementation of access and change management internal controls.

We have begun evaluating and implementing additional procedures in order to remediate these material weaknesses, however, we cannot assure you that these or other measures will fully remediate the material weaknesses in a timely manner. As part of the remediation plan to address the material weakness identified above, we have hired additional accounting and finance employees with the specific technical accounting and financial reporting experience necessary for a public company. We have hired these personnel after considering the appropriateness of each individual’s experience and believe that these personnel are qualified to serve in their current respective roles. As of June 30, 2019, we had 11 accounting and finance employees. In addition, we have begun to implement more formal accounting policies and procedures to support timely and accurate financial reporting in accordance with GAAP. We will continue to assess the adequacy of our accounting and finance personnel and resources, and will add additional personnel, as well as adjust our resources, as necessary, commensurate with any increase in the size and complexity of our business. We also increased the depth and level of review procedures with regard to financial reporting and internal control procedures. If we are unable to remediate these material weaknesses, or otherwise maintain effective internal control over financial reporting, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports in a timely manner. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of Class A-1 Shares. There can be no assurance that all existing material weaknesses have been identified, or that additional material weaknesses will not be identified in the future.

We are in the early stages of developing the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control, including as a result of the material weaknesses described above, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC. In addition, if we are unable to continue to meet these requirements following the consummation of the Business Combination, we may not be able to remain listed on the NYSE.

Our products and services may be subject to complex revenue recognition standards, which could materially affect our financial results.

Our products and services may be subject to complex revenue recognition standards and we may enter into transactions to acquire new products and services that may include multiple performance obligations, and applicable accounting principles or regulatory approval delays could impact when we recognize revenue with respect to such products and services and could adversely affect financial results for any given period. For example, the IGB has approved “progressive” games (i.e., games where the jackpot continues to increase until someone wins), but such games have not yet been implemented by licensed establishments and it remains unclear how payouts from such games will be accounted for under applicable accounting principles.

We may be liable for product defects or other claims relating to our products that we provide to our licensed establishment partners.

The products that we provide to our licensed establishment partners could be defective, fail to perform as designed or otherwise cause harm to players or licensed establishment partners. If any of the products we provide are defective, we may be required to recall the products and/or repair or replace them, which could result in substantial expenses and affect profitability. In the event of any repair or recall, we could be dependent on the services, responsiveness or product stock of key suppliers, and any delay in their ability to resupply or assist in servicing key products could affect our ability to service licensed establishment partners. Any problem with the performance of our products could harm our reputation, which could result in a loss of existing or potential licensed establishment partners. In addition, the occurrence of errors in, or fraudulent manipulation of, our products or software may give rise to claims by licensed establishment partners or by players, including claims by licensed establishment partners for lost revenues and related litigation that could result in significant liability. Any claims brought against us by licensed establishment partners or players may result in the diversion of management’s time and attention, expenditure of large amounts of cash on legal fees and payment of damages, lower demand for products or services, or injury to reputation. Our insurance or recourse against other parties may not sufficiently cover a judgment against us or a settlement payment, and any insurance payment is subject to customary deductibles, limits and exclusions. In addition, a judgment against us or a settlement could make it difficult for us to obtain insurance in the coverage amounts necessary to adequately insure our businesses, or at all, and could materially increase insurance premiums and deductibles. Software bugs or malfunctions, errors in distribution or installation of our software, failure of products to perform as approved by the appropriate regulatory bodies or other errors or malfunctions, may subject us to investigation or other action by gaming regulatory authorities, including fines.

We may incur impairment charges.

We review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that may indicate a change in circumstances, such that the carrying value of our assets may not be recoverable, include a decline in stock price and market capitalization, reduced future cash flow estimates, and slower growth rates in the gaming industry. We may be required to record a significant charge in our consolidated financial statements during the period in which any impairment is determined, which could negatively affect our results of operations.

Our results of operations fluctuate due to seasonality and other factors and, therefore, our periodic operating results are not guarantees of future performance.

Our results of operations can fluctuate due to seasonal trends and other factors. VGT play at licensed establishment partners is generally strongest in the spring and slowest in the summer. Certain other seasonal trends and factors that may cause our results to fluctuate include the geographies where we operate, holiday and vacation seasons, climate, weather, economic and political conditions, changes in applicable legislation and/or the rules and policies of governing regulatory bodies, timing of the release of new products, significant equipment sales or the introduction of gaming activities in new jurisdictions or to new licensed establishment partners, and other factors. In light of the foregoing, results for any quarter are not necessarily indicative of the results that may be achieved in another quarter or for the full fiscal year.

Litigation may adversely affect our business, results of operations, cash flows and financial condition.

We may become subject to litigation claims in the operation of our business, including, but not limited to, with respect to employee matters, alleged product and system malfunctions, alleged intellectual property infringement and claims relating to contracts, licenses and strategic investments. We may incur significant expense defending or settling any such litigation. Additionally, adverse judgments that may be decided against us could result in significant monetary damages or injunctive relief that could adversely affect our ability to conduct business, our results of operations, cash flows and financial condition.

Our results of operations, cash flows and financial condition could be affected by natural events in the locations in which we or our licensed establishment partners, suppliers or regulators operate.

We may be impacted by severe weather and other geological events, including hurricanes, tornados, earthquakes, floods or tsunamis that could disrupt operations or the operations of our licensed establishment partners, suppliers, data service providers and regulators. Natural disasters or other disruptions at any of our facilities or suppliers’ facilities may impair or delay the operation, development, provisions or delivery of our products and services. Additionally, disruptions experienced by our regulators due to natural disasters or otherwise could delay the introduction of new products or entry into new jurisdictions where regulatory approval is necessary. While we insure against certain business interruption risks, there can be no assurance that such insurance will adequately compensate for any losses incurred as a result of natural or other disasters. Any serious disruption to our operations, or those of our licensed establishment partners, suppliers, data service providers, or regulators, could have an adverse effect on our results of operations, cash flows and financial condition.

If our estimates or judgments relating to critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, our operating results could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity as of the date of the financial statements, and the amount of revenue and expenses, during the periods presented, that are not readily apparent from other sources. Significant assumptions and estimates used in preparing consolidated financial statements include among other things, the useful lives for depreciable and amortizable assets, income tax provisions, the evaluation of the future realization of deferred tax assets, projected cash flows in assessing the initial valuation of intangible assets in conjunction with business acquisitions, the initial selection of useful lives for depreciable and amortizable assets in conjunction with business acquisitions, contingencies, and the expected term of share-based compensation awards, stock price volatility and estimated stock prices when computing share-based compensation expense. Our operating results may be adversely affected if assumptions change or if actual circumstances differ from assumed circumstances, which could cause our operating results to fall below the expectations of industry or financial analysts and investors, resulting in a decline in the trading price of our common stock.

Additionally, we regularly monitor compliance with applicable financial reporting standards and review relevant new accounting pronouncements and drafts thereof. As a result of new standards, changes to existing standards, and changes in interpretation, we may be required to change accounting policies, alter operational policies and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or we may be required to restate published financial statements. Such changes to existing standards or changes in their interpretation may cause an adverse deviation from our revenue and operating profit target, which may negatively impact results of operations, cash flows and financial condition.

We may not have adequate insurance for potential liabilities.

In the ordinary course of business, we have, and in the future may become the subject of, various claims, lawsuits and administrative proceedings seeking damages or other remedies concerning our commercial operations, products, employees and other matters. We maintain insurance to cover these and other potential losses, and are subject to various self-retentions, deductibles and caps under our insurance. We face the following risks with respect to insurance coverage:

•	we may not be able to continue to obtain insurance on commercially reasonable terms;

•	we may incur losses from interruptions of business that exceed insurance coverage;

•	we may be faced with types of liabilities that will not be covered by insurance;

•	our insurance carriers may not be able to meet their obligations under the policies; or

•	the dollar amount of any liabilities may exceed policy limits.

Even a partially uninsured claim, if successful and of significant size, could have an adverse effect on our results of operations, cash flows and financial condition. Even in cases where we maintain insurance coverage, our insurers may raise various objections and exceptions to coverage that could make uncertain the timing and amount of any possible insurance recovery.

Our business depends on the protection of intellectual property and proprietary information.

We believe that our success depends, in part, on protecting our intellectual property. Our intellectual property includes certain trademarks and copyrights relating to our products and services, and proprietary or confidential information that is not subject to patent or similar protection. As of June 30, 2019, we owned five registered trademarks and 83 registered domain names. Our success may depend, in part, on our ability to obtain protection for the trademarks, trade dress, names, logos or symbols under which we market products and to obtain copyright and patent protection for proprietary technologies, designs, software and innovations. There can be no assurance that we will be able to build and maintain consumer value in our trademarks, obtain patent, trademark or copyright protection or that any patent, trademark or copyright will provide competitive advantages.

Our intellectual property protects the integrity of our systems, products and services. Competitors may independently offer similar or superior products, software or systems, which could negatively impact results of operations, cash flows and financial condition. In cases where our technology or product is not protected by enforceable intellectual property rights, such independent development may result in a significant diminution in the value of such technology or product.

We also rely on trade secrets and proprietary knowledge and enter into confidentiality agreements with employees and independent contractors regarding trade secrets and proprietary information, however, there can be no assurance that the obligation to maintain the confidentiality of trade secrets and proprietary information will be honored.

We may, in the future, make claims of infringement, invalidity or enforceability against third parties. This could:

•	cause us to incur greater costs and expenses in the protection of intellectual property;

•	potentially negatively impact our intellectual property rights;

•	cause one or more of our patents, trademarks, copyrights or other intellectual property interests to be ruled or rendered unenforceable or invalid; or

•	divert management’s attention and resources.

Gaming opponents persist in their efforts to curtail the expansion of legalized gaming, which, if successful, could limit the growth of operations.

There is significant debate over, and opposition to, the gaming industry. There can be no assurance that this opposition will not succeed in preventing the legalization of gaming in jurisdictions where it is presently prohibited, prohibiting or limiting the expansion of gaming where it is currently permitted or causing the repeal of legalized gaming in any jurisdiction. Such opposition could also lead these jurisdictions to adopt legislation or impose a regulatory framework to govern gaming that restricts our ability to advertise games or substantially increases costs to comply with these regulations. We continue to devote significant attention to monitoring these developments, however, we cannot accurately predict the likelihood, timing, scope or terms of any state or federal legislation or regulation relating to our business. Any successful effort to curtail the expansion of, or limit or prohibit, legalized gaming could have an adverse effect on our results of operations, cash flows and financial condition.

For example, the Illinois legislature has recently approved a gaming expansion bill that, in addition to providing for an increased number of possible gaming venues, also increases Illinois state tax on gaming revenue. Any tax increase by the state of Illinois, whether levied on licensed establishments or us, could have an adverse effect on our results of operations, cash flows and financial condition. Current and future appointees to the IGB may enact, change or rescind other rules and regulations in a way that negatively affects business.

We may not be able to capitalize on the expansion of gaming or other trends and changes in the gaming industries, including due to laws and regulations governing these industries, and other factors.

We participate in new and evolving aspects of the gaming industries. These industries involve significant risks and uncertainties, including legal, business and financial risks. The fast-changing environment in these industries can make it difficult to plan strategically and can provide opportunities for competitors to grow their businesses at our expense. Consequently, future results of operations, cash flows and financial condition are difficult to predict and may not grow at expected rates.

Part of our strategy is to take advantage of the liberalization of regulations covering these industries on a municipality and state basis, which can be a protracted process. To varying degrees, governments have taken steps to change the regulation of VGTs through the implementation of new or revised licensing and taxation regimes. For example, in addition to the State-issued gaming licenses, gaming licenses are also governed on a municipality-level in Illinois. While we have contracted for exclusive rights to operate in licensed establishments in over 600 different municipalities in Illinois, all of which have no prohibition or restriction with respect to gaming, there are many other municipalities that have “opt out” or “anti-gambling” ordinances which prohibit a range of activities characterized from “devices of chance” to “any gambling”. While a number of these municipalities have removed the ordinance or introduced an amendment to permit gaming activities germane to our business, they or other municipalities may choose to prohibit or limit gambling in the future. Additionally, Pennsylvania currently only permits the operation of VGTs at truck stops. While there are currently efforts to permit the expansion of VGTs into additional types of establishments, there can be no assurance that such efforts will succeed. We cannot predict the timing, scope or terms of the implementation or revision of any such state, federal or local laws or regulations, or the extent to which any such laws and regulations may facilitate or hinder our strategy.

Our success depends on the security and integrity of the systems and products offered, and security breaches or other disruptions could compromise certain information and expose us to liability, which could cause our business and reputation to suffer.

We believe that success depends, in large part, on providing secure products, services and systems to licensed establishment partners, and on the ability to avoid, detect, replicate and correct software and hardware anomalies and fraudulent manipulation of products and services. Our business sometimes involves the storage, processing and transmission of proprietary, confidential and personal information, and any future player program we may institute will also involve such information. We also maintain certain other proprietary and confidential information relating to our business and personal information of our personnel. All of our products, services and systems are designed with security features to prevent fraudulent activity. Despite these security measures, our products, services and systems may be vulnerable to attacks by licensed establishment partners, players, retailers, vendors or employees, or breaches due to cyber-attacks, viruses, malicious software, computer hacking, security breaches or other disruptions. Expanded use of the internet and other interactive technologies may result in increased security risks for us and our licensed establishment partners because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not foreseeable or recognized until launched against a target and we may be unable to anticipate these techniques or to implement adequate preventative measures. Furthermore, hackers and data thieves are becoming increasingly sophisticated and could operate large-scale and complex automated attacks. Any security breach or incident could result in unauthorized access to, misuse of, or unauthorized acquisition of certain data, the loss, corruption or alteration of this data, interruptions in operations or damage to computers or systems or those of certain players or third-party platforms. Any of these incidents could expose us to claims, litigation, fines and potential liability. Our ability to prevent anomalies and monitor and ensure the quality and integrity of our products and services is periodically reviewed and enhanced, and we regularly assess the adequacy of security systems, including the security of our games and software, to protect against any material loss to licensed establishment partners and players, as well as the integrity of our products and services and our games. However, these measures may not be sufficient to prevent future attacks, breaches or disruptions.

There is a risk that our products, services or systems may be used to defraud, launder money or engage in other illegal activities at licensed establishments. Our gaming machines have experienced anomalies in the past. Games and gaming machines may be replaced by licensed establishment partners and other gaming machine operators if they do not perform according to expectations, or they may be shut down by regulators. The occurrence of anomalies in, or fraudulent manipulation of, our gaming machines or other products and services, may give rise to claims from players or licensed establishment partners, may lead to claims for lost revenue and profits and related litigation by licensed establishment partners and may subject us to investigation or other action by regulatory authorities, including suspension or revocation of licenses or other disciplinary action. Additionally, in the event of the occurrence of any such issues with our products and services, substantial resources may be diverted from other projects to correct these issues, which may delay other projects and the achievement of strategic objectives.

Further, third party hosted solution providers that provide services to us, such as Rackspace or Salesforce, could also be a source of security risk in the event of a failure of their own security systems and infrastructure.

Our level of indebtedness could adversely affect results of operations, cash flows and financial condition.

As of September 30, 2019, we had total indebtedness of $332.3 million, all of which was borrowed by Accel Entertainment Gaming, LLC, an Illinois limited liability company formed in 2009 for the purposes of providing video gaming services in Illinois and guaranteed by us. This indebtedness is governed by a Loan and Security Agreement with a bank group led by CIBC Bank USA, Fifth Third Bank and US Bank. As of September 30, 2019, there remained approximately $29 million of availability under our credit facility.

Our level of indebtedness could affect our ability to obtain financing or refinance existing indebtedness; require us to dedicate a significant portion of our cash flow from operations to interest and principal payments on indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures and other general corporate purposes, increase our vulnerability to adverse general economic, industry or competitive developments or conditions and limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate or in pursuing our strategic objectives. In addition, we are exposed to the risk of higher interest rates as our borrowings are at variable rates of interest. If interest rates increase, the interest payment obligations would increase even if the amount borrowed remained the same, and results of operations, cash flows and financial condition could be negatively impacted. All of these factors could place us at a competitive disadvantage compared to competitors that may have less debt.

An increase in our borrowing costs could negatively affect our financial condition, cash flow and results of operations.

Certain of our VGTs and amusement machines acquisitions are financed using revolving credit facilities and bank loans. Our financing agreements include variable interest rates and regular required interest, fee and amortization payments. If we are unable to generate sufficient revenue to offset the required payments, it could have an adverse effect on our results of operations, cash flows and financial condition. In addition, we are not currently involved in any interest rate hedging activities. Any such hedging activities could require us to incur additional costs, and there can be no assurance that we would be able to successfully protect ourselves from any or all negative interest rate fluctuations at a reasonable cost.

We may not have sufficient cash flows from operating activities, cash on hand and available borrowings under our credit agreement to finance required capital expenditures under new contracts and meet other cash needs.

Our business generally requires significant upfront capital expenditures for VGTs and amusement machines, software customization and implementation, systems and equipment installation and telecommunications configuration. In connection with the signing or renewal of a gaming or amusement contract, a licensed establishment may seek to obtain new equipment or impose new service requirements, which may require additional capital expenditures in order to enter into or retain the contract. Historically, we have funded these upfront costs through cash flows generated from operations, available cash on hand and borrowings under the Credit Agreement.

In addition, since we are compensated based on a share of licensed establishment partners’ revenue rather than payment for expenses and services, we may incur upfront costs (which may be significant) prior to receipt of any revenue under such arrangements. Our ability to generate revenue and to continue to procure new contracts will depend on, among other things, our then present liquidity levels or our ability to obtain additional financing on commercially reasonable terms.

If we do not have adequate liquidity or are unable to obtain financing for these upfront costs and other cash needs on favorable terms or at all, we may not be able to pursue certain contracts, which could result in the loss of business or restrict the ability to grow. Moreover, we may not realize the return on investment that we anticipate on new or renewed contracts due to a variety of factors, including lower than anticipated retail sales or amounts wagered, higher than anticipated capital or operating expenses and unanticipated regulatory developments or litigation. We may not have adequate liquidity to pursue other aspects of our strategy, including bringing products and services to new licensed establishment partners or new or underpenetrated geographies (including through equity investments) or pursuing strategic acquisitions. In the event we pursue significant acquisitions or other expansion opportunities, conduct significant repurchases of outstanding securities, or refinance or repay existing debt, we may need to raise additional capital either through the public or private issuance of equity or debt securities or through additional borrowings under our existing financing arrangements, which sources of funds may not necessarily be available on acceptable terms, if at all.

We may not have sufficient cash flows from operating activities to service all of our indebtedness and other obligations, and may be forced to take other actions to satisfy obligations, which may not be successful.

Our ability to make payments on and to refinance indebtedness and other obligations depends on our results of operations, cash flows and financial condition, which in turn are subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to pay the principal, premium, if any, and interest on our indebtedness and other obligations.

We are required to make scheduled payments of principal in respect of the term loans under the Credit Agreement. We may also, from time to time, repurchase, or otherwise retire or refinance debt, through subsidiaries or otherwise. Such activities, if any, will depend on prevailing market conditions, contractual restrictions and other factors, and the amounts involved may or may not be material. If we need to refinance all or part of our indebtedness at or before maturity, there can be no assurance that we will be able to obtain new financing or to refinance any of our indebtedness on commercially reasonable terms or at all.

Our lenders, including the lenders participating in our delayed draw and/or revolving credit facilities under the Credit Agreement, may become insolvent or tighten their lending standards, which could make it more difficult for us to borrow under our delayed draw and/or revolving credit facilities or to obtain other financing on favorable terms or at all. Our results of operations, cash flows and financial condition could be adversely affected if we are unable to draw funds under our delayed draw and/or our revolving credit facilities because of a lender default or to obtain other cost-effective financing. Any default by a lender in its obligation to fund its commitment under the delayed draw and/or revolving credit facilities (or its participation in letters of credit) could limit our liquidity to the extent of the defaulting lender’s commitment. If we are unable to generate sufficient cash flow in the future to meet commitments, we may be required to adopt one or more alternatives, such as refinancing or restructuring indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. In addition, borrowings under our existing revolving credit facilities may be subject to capacity under an available borrowing base.

Agreements governing our indebtedness impose certain restrictions that may affect the ability to operate our business. Failure to comply with any of these restrictions could result in the acceleration of the maturity of indebtedness and require us to make payments on indebtedness. Were this to occur, we would not have sufficient cash to pay accelerated indebtedness.

Agreements governing our indebtedness impose, and future financing agreements are likely to impose, operating and financial restrictions on activities that may adversely affect our ability to finance future operations or capital needs or to engage in new business activities. In some cases, these restrictions require us to comply with or maintain certain financial tests and ratios. Subject to certain exceptions, our credit facilities restrict our ability to, among other things:

•	incur or guarantee additional indebtedness;

•	make loans to others;

•	make investments;

•	merge or consolidate with another entity;

•	make dividends and certain other payments, including payments of junior debt;

•	create liens that secure indebtedness and guarantees thereof;

•	transfer or sell assets;

•	enter into transactions with affiliates;

•	change the nature of our business;

•	enter into certain burdensome agreements;

•	make certain accounting changes; and

•	in the case of the Company, change its passive holding company status.

In addition, the Credit Agreement contains financial covenants that require us to maintain (a) a ratio of consolidated first lien net debt to consolidated EBITDA no greater than 4.50 to 1.00 and (b) a ratio of (i) (A) consolidated EBITDA minus (B) the sum of (i) cash taxes, (ii) 3.00% of consolidated revenue, (iii) operator earnout payments and (iv) regularly scheduled dividend payments that are financed with internally generated cash flow to consolidated fixed charges no less than 1.20 to 1.00, in each case, tested as of the last day of each full fiscal quarter ending after the closing date of the Business Combination and determined on the basis of the four most recently ended fiscal quarters of Accel for which financial statements have been or are required to have been delivered pursuant to the Credit Agreement, subject to customary “equity cure” rights. If an event of default (as such term is defined in the Credit Agreement) occurs, the administrative agent on behalf of the lenders would be entitled to take various actions under certain circumstances, including the acceleration of amounts due under the Credit Agreement, termination of the lenders’ commitments thereunder, foreclosure on collateral, and all other remedial actions available to a secured creditor. The failure to pay certain amounts owing under the Credit Agreement may result in an increase in the interest rate applicable thereto. Cross-default provisions may also be triggered. Under these circumstances, we might not have, or be able to obtain, sufficient funds or other resources to satisfy all of our obligations. In addition, the limitations imposed by financing agreements on our ability to incur additional debt, cause subsidiaries to guarantee certain debt, pay dividends or make other distributions, or take other actions might significantly impair our ability to obtain other financing.

There can be no assurance that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these obligations or that we will be able to refinance our debt on terms acceptable or at all.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $256,833,042 from the exercise of all Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Warrants and Accel Public Warrants, assuming the exercise in full of all such Accel Warrants for cash. We will not receive proceeds from the exchange of the Class A-2 Common Stock pursuant to our restated certificate of incorporation. Other than such proceeds, the Selling Holders will receive all of the net proceeds from the sale of the securities. See “Selling Holders.” We will not receive any proceeds from these sales of the securities, other than the exercise price payable to us upon the exercise of any Accel Warrants, only to the extent such exercise of Accel Warrants are made for cash. Unless we inform you otherwise in a prospectus or free writing prospectus, we intend to use the net proceeds from any such exercise of any Accel Warrants for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

SELLING HOLDERS

This prospectus relates in part to the possible offer and resale by the Selling Holders of up to 65,868,235 Class A-1 Shares and 7,114,538 Accel Warrants. The Class A-1 Shares registered hereunder include Class A-1 shares that may be issued upon the exercise of outstanding Accel Warrants or the exchange of the outstanding Class A-2 Shares.

The Business Combination

Upon the Pace Domestication, by virtue of the filing of certificate of corporate domestication and the filing of the amended and restated certificate of incorporation of Pace with the Secretary of State of the State of Delaware, (i) each Class A ordinary share of Pace (each, a “Public Share”) converted into one share of Class A-1 Common Stock, (ii) each Class F ordinary share of Pace converted into one share of Class F common stock, par value $0.0001 per share, of the Company (each, a “Class F Share”) and (iii) the outstanding warrants that were exercisable for one Public Share automatically became warrants to acquire the corresponding shares of Class A-1 Common Stock on the same terms as in effect immediately prior to the effective time of the Pace Domestication.

Immediately following the Pace Domestication, Pace, the Shareholder Representatives and the Sellers consummated the Business Combination, including the Stock Purchase, and following the closing of the Stock Purchase, the merger of Accel with and into New Pace LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Pace (“NewCo”), with NewCo surviving such merger. In connection with the Business Combination:

•

certain Sellers received, in the aggregate, 24,285,196 Class A-1 Shares, and 1,196,283 Accel Warrants in a private placement (the “Business Combination Private Placement”) in exchange for their shares of common stock and preferred stock of Accel;

•

the PIPE Investors (as defined in “Description of Capital Stock—Registration Rights—Private Placement Subscription Agreements”) consummated the purchase of 4,696,675 Class A-1 Shares, for cash, in a private placement (the “Investment Private Placement”), pursuant to the terms of the Subscription Agreements (as defined in “Description of Capital Stock— Registration Rights—Private Placement Subscription Agreements”);

•

the independent directors of Pace or their transferees received, in the aggregate, 200,000 Class A-1 Shares in exchange for an equal number of their Class F Shares (such exchanges by such Pace directors, the “Director Share Exchange”), pursuant to the terms of those certain letter agreements, dated June 13, 2019, by and between Pace and such independent directors; and

•

the Initial Pace Sponsor received 7,800,000 Class A-1 Shares and 2,000,000 Class A-2 Shares in exchange for its Class F Shares (the “Sponsor Class F Share Exchange”), pursuant to the terms of that certain letter agreement dated as of June 13, 2019 (as amended on July 22, 2019) by and among the Initial Pace Sponsor, Pace and the Shareholder Representatives; and

•	initial Pace Sponsor distributed 7,800,000 Class A-1 Shares, 2,000,000 Class A-2 Shares and 4,888,889 Pace Private Placement Warrants to the Pace Sponsor Members

Beneficial Ownership

Up to 65,868,235 shares of our Class A-1 Common Stock may be offered for resale by the Selling Holders under this prospectus, including (a) 53,753,698 Class A-1 Shares currently owned by the Selling Holders, including the shares issued in connection with the Business Combination Private Placement, the Investment Private Placement, the Director Share Exchange and the Sponsor Class F Share Exchange; (b) 4,999,999 Class A-1 Shares that may be issued upon the exchange of the Class A-2 Shares; and (c) 7,114,538 Class A-1 Shares that may be issued upon exercise of Accel Warrants covered by this prospectus, including Pace Private Placement Warrants and Business Combination Private Placement Warrants issued to Sellers in connection with the Business Combination Private Placement and certain Accel Public Warrants.

Up to 7,114,538 Accel Warrants may be offered for resale by the Selling Holders under this prospectus, including the Pace Private Placement Warrants Business Combination Private Placement Warrants issued to Sellers in connection with the Business Combination Private Placement and certain Accel Public Warrants. Information for each additional Selling Holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Holder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Holder and the number of shares of Class A-1 Common Stock and Accel Warrants registered on its behalf. A Selling Holder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The following tables set forth the number of Class A-1 Shares and Accel Warrants that may be offered by the Selling Holders, including their donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus and the documents incorporated by reference herein, based on the assumptions that: (i) all securities registered for sale by this registration statement will be sold by or on behalf of the Selling Holders; and (ii) no other securities will be acquired prior to completion of this offering by the Selling Holders. The Selling Holders are not making any representation that any securities covered by this prospectus will be offered for sale. The Selling Holders reserve the right to accept or reject, in whole or in part, any proposed sale of the securities. For purposes of the table below, we assume that all of the securities covered by this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the securities beneficially owned by them. The inclusion of any securities in this table does not constitute an admission of beneficial ownership for the person named below.

The percentages in the tables are based on 76,637,470 Class A-1 Shares and 22,333,308 Accel Warrants outstanding as of November 20, 2019, as applicable. In calculating the percentage for a particular Selling Holder’s beneficial ownership of Class A-1 Shares, we treated as outstanding only the number of Class A-1 Shares that such Selling Holder is deemed to beneficially own, which consists solely of Class A-1 Shares held by such Selling Holder, and does not include Class A-1 Shares issuable upon exercise of such Selling Holder’s Accel Warrants or Class A-1 Shares issuable upon conversion of such Selling Holder’s Class A-2 Shares. Until the registration statement of which this prospectus forms a part has been declared effective by the SEC, each Selling Holder disclaims beneficial ownership of all Class A-1 Shares issuable upon exercise of the Accel Warrants, as it is not deemed a beneficial owner of such Class A-1 Shares issuable upon exercise of the Accel Warrants until a registration statement covering such Class A-1 shares has been declared effective by the SEC. In addition, each Selling Holder disclaims beneficial ownership of all Class A-1 Shares issuable upon conversion of Class A-2 Shares as no such Class A-2 Shares will be convertible into Class A-1 Shares within 60 days of the effective date of the registration statement of which this prospectus forms a part. The Selling Holders may be deemed beneficial owners of such Class A-1 Shares issuable upon conversion of Class A-2 Shares within 60 days of their convertibility on the terms and conditions described in “Description of Capital Stock—Common Stock—Class A-2 Common Stock.” All such Class A-1 Shares issuable upon exercise of the Accel Warrants and all such Class A-1 Shares issuable upon conversion of Class A-2 Shares are, however, registered hereby. Further, the Class A-1 Shares and Accel Warrants issued to the Selling Holders are subject to transfer restrictions, as described in this prospectus and the documents incorporated by reference herein.

Name of Selling Holder	Beneficial Ownership of Class A-1 Shares Before Offering (1)			Class A-1 Shares to be Sold in the Offering			Beneficial Ownership of Accel Warrants Before the Offering			Accel Warrants to be Sold in the Offering			Beneficial Ownership of Class A-1 Shares and Accel Warrants After the Offering
	Shares	Percentage (2)		Shares	Percentage (2)		Warrants	Percentage (2)		Warrants	Percentage (2)		Shares	Percentage (2)
Abraham J. Stern (3)	678,585		*	678,585		*	37,185		*	37,185		*	—	—
Andrew H. Rubenstein (4)	8,155,166	10.64%		8,155,166	10.64%		476,988	2.14%		476,988	2.14%		—	—
Bassman Family L.P. (5)	678,585		*	678,585		*	37,185		*	37,185		*	—	—
Brian Carroll (6)	315,340		*	315,340		*	18,681		*	18,681		*	—	—
David Nussbaumer (7)	382,685		*	382,685		*	13,764		*	13,764		*	—	—
Derek Harmer (8)	181,407		*	181,407		*	9,940		*	9,940		*	—	—
Edward H. McDermott under the Edward and Elizabeth McDermott Trust, as now and hereafter amended (9)	398,137		*	398,137		*	24,436		*	24,436		*	—	—
Geneva Venture Investments LLC (10)	232,560		*	232,560		*	5,451		*	5,451		*	—	—

Gordon S. Rubenstein (11)	2,935,335	3.83%	2,935,335	3.83%	166,528		*	166,528		*	—	—
David W. Ruttenberg (12)	1,951,550	2.55%	1,951,550	2.55%	55,122		*	55,122		*	—	—
Howard Ankin (13)	429,713	*	429,713	*	1,507		*	1,507		*	—	—
James T. Borello Trust (14)	1,412,158	1.84%	1,412,158	1.84%	49,404		*	49,404		*	—	—
Jeffrey C. Rubenstein (15)	3,005,517	3.92%	3,005,517	3.92%	171,781		*	171,781		*	—	—
John Hatherly (16)	216,575	*	216,575	*	3,407		*	3,407		*	—	—
Kerry Denny	713,324	*	713,324	*	—	—		—	—		—	—
Michael Pappas (17)	2,000,916	2.61%	2,000,916	2.61%	110,033		*	110,033		*	—	—
Roth Holdings LLC (18)	135,359	*	135,359	*	1,449		*	1,449		*	—	—
Sam Sallerson (19)	270,719	*	270,719	*	10,423		*	10,423		*	—	—
Sherwin Jarol (20)	607,975	*	607,975	*	35,525		*	35,525		*	—	—
Clairvest (21)	16,241,871	21.19%	16,241,871	21.19%	996,840	4.46%		996,840	4.46%		—	—
TPG Pace II Sponsor Successor, LLC (22)	1,388,077	1.81%	1,388,077	1.81%	929,610	4.16%		929,610	4.16%		—
TPG Pace Governance, LLC (23)	3,643,083	4.75%	3,643,083	4.75%	2,439,812	10.92%		2,439,812	10.92%		—
Peterson Capital Partners, L.P. (24)	2,568,446	3.35%	2,568,446	3.35%	1,519,467	6.80%		1,519,467	6.80%		—	—
Miller Creek Investments, LLC	107,848	*	107,848	*	—	—		—	—		—	—
Chicago Community Foundation (25)	500,000	*	500,000	*	—	—		—	—		—	—
DFRB Investors LLC	97,848	*	97,848	*	—	—		—	—		—	—
Stephen I. Chazen	244,619	*	244,619	*	—	—		—	—		—	—

Stephenson Management, Inc.	293,543	*	293,543	*	—	—	—	—	—	—
BEMAP Master Fund LTD.	97,848	*	97,848	*	—	—	—	—	—	—
Thomas Klein	146,772	*	146,772	*	—	—	—	—	—	—
Darlington Partners, L.P.	1,641,011	2.14%	1,641,011	2.14%	—	—	—	—	—	—
Darlington Partners II, L.P.	120,242	*	120,242	*	—	—	—	—	—	—
Jean Pierre Conte Revocable Trust	293,543	*	293,543	*	—	—	—	—	—	—
Michael D. Getlaka	293,543	*	293,543	*	—	—	—	—	—	—
Bonderman Family Limited Partnership	587,085	*	587,085	*	—	—	—	—	—	—
CFIP IV (LS), LLC	97,848	*	97,848	*	—	—	—	—	—	—
Other Holders (26)	688,865	*	688,865	*	—	—	—	—	—	—

*	Represents less than 1%
(1)

Represents ownership of Class A-1 Shares that the Selling Holder is deemed to beneficially own, which consists solely of Class A-1 Shares held by such Selling Holder, and does not include Class A-1 Shares issuable upon exercise of such Selling Holder’s Accel Warrants or Class A-1 Shares issuable upon conversion of such Selling Holder’s Class A-2 Shares. Until the registration statement of which this prospectus forms a part has been declared effective by the SEC, each Selling Holder (i) disclaims beneficial ownership of all Class A-1 Shares issuable upon exercise of the Accel Warrants, as it is not deemed a beneficial owner of such Class A-1 Shares issuable upon exercise of the Accel Warrants until a registration statement covering such Class A-1 Shares has been declared effective by the SEC, and (ii) disclaims beneficial ownership of all Class A-1 Shares issuable upon conversion of Class A-2 Shares as no such Class A-2 Shares will be convertible into Class A-1 Shares within 60 days of the effective date of the registration statement of which this prospectus forms a part. Such Class A-1 Shares issuable upon exercise of the Accel Warrants and such Class A-1 Shares issuable upon conversion of Class A-2 Shares are, however, registered hereby.

(2)	Based upon 76,637,470 Class A-1 Shares outstanding and 22,333,308 Accel Warrants outstanding as of November 20, 2019,
(3)

Includes 678,585 Class A-1 Shares, but does not include (x) 37,185 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 45,636 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Abraham J. Stern, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(4)

Includes (i) 4,034,216 Class A-1 Shares, but does not include (x) 224,066 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 274,985 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Andrew H. Rubenstein, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (ii) 4,120,950 Class A-1 Shares, but does not include (x) 252,922 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 310,398 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Harry R, LLC, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(5)

Includes 678,585 Class A-1 Shares, but does not include (x) 37,185 Class A-1 Shares issuable upon exercise of Accel Warrants owned by Bassman Family L.P. and (y) 45,636 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Bassman Family L.P., each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(6)

Includes 315,340 Class A-1 Shares, but does not include (x) 18,681 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 22,927 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Brian Carroll, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(7)

Includes 382,685 Class A-1 Shares, but does not include (x) 13,764 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 16,893 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by David Nussbaumer, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(8)

Includes 181,407 Class A-1 Shares, but does not include (x) 9,940 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 12,200 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Derek Harmer, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(9)

Includes 398,137 Class A-1 Shares, but does not include (x) 24,436 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 29,988 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Edward H. McDermott under the Edward and Elizabeth McDermott Trust, as now and hereafter amended, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(10)

Includes 232,560 Class A-1 Shares, but does not include (x) 5,451 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 6,691 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Geneva Venture Investments, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(11)

Includes (i) 348,497 Class A-1 Shares, but does not include (x) 21,388 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 26,249 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Gordon S. Rubenstein, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (ii) 1,804,967 Class A-1 Shares, but does not include (x) 103,966 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 127,592 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Fund Indy LLC, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (iii) 529,956 Class A-1 Shares, but does not include (x) 32,526 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 39,917 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by The PrivateBank & Trust Company, as Custodian of the Gordon Rubenstein SEP IRA, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (iv) 251,915 Class A-1 Shares, but does not include (x) 8,648 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 10,614 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Gordon S. Rubenstein and Krista M. Ramonas Revocable Trust, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(12)

Includes (i) 638,966 Class A-1 Shares, but does not include (x) 11,473 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 14,081 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Grant Place Fund LLC, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (ii) 638,983 Class A-1 Shares, but does not include (x) 11,474 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 14,082 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Crilly Court Trust, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (iii) 524,250 Class A-1 Shares, but does not include (x) 32,175 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 39,487 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by David W. Ruttenberg, solely as trustee, or his successors in trust, of the David W. Ruttenberg Revocable Trust, as now or hereafter amended, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (iv) 149,351 Class A-1 Shares owned by Lakewest Gaming General Partnership.

(13)

Includes 429,713 Class A-1 Shares, but does not include (x) 1,507 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 1,850 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Howard Ankin, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(14)

Includes (i) 1,412,158 Class A-1 Shares, but does not include (x) 49,404 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 60,631 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by James T. Borello Trust, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and also does not include 20,391 Class A-1 Shares issuable upon conversion of Class A-2 owned by James Borello, each of which are registered pursuant to the registration statement of which this prospect forms a part, but with respect to which beneficial ownership is disclaimed.

(15)

Includes (i) 343,770 Class A-1 Shares, but does not include (x) 21,098 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 25,893 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Jeffrey C. Rubenstein, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (ii) 2,661,747 Class A-1 Shares, but does not include (x) 150,683 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 184,926 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Jeffrey C. Rubenstein, as trustee, or his successors in trust, of the Susan Rubenstein Family Trust, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(16)

Includes 216,575 Class A-1 Shares, but does not include (x) 3,407 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 4,182 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by John Hatherly, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(17)

Includes 2,000,916 Class A-1 Shares, but does not include (x) 110,033 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 135,039 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Michael Pappas, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(18)

Includes 135,359 Class A-1 Shares, but does not include (x) 1,449 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 1,779 Class A- Shares issuable upon conversion of Class A-2 Shares owned by Roth Holdings LLC, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(19)

Includes 270,719 Class A-1 Shares, but does not include (x) 10,423 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 12,793 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Sam Sallerson, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(20)

Includes (i) 192,752 Class A-1 Shares, but does not include (x) 10,041 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 12,324 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Sherwin Jarol, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (ii) 415,223 Class A-1 Shares, but does not include (x) 25,484 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 31,275 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Bradley Associates Trust, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(21)

Includes (i) 4,872,570 Class A-1 Shares, but does not include (x) 299,052 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 367,011 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by CEP V Co-Investment Limited Partnership, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (ii) 9,555,224 Class A-1 Shares, but does not include (x) 586,449 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 719,717 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Clairvest Equity Partners V Limited Partnership, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, and (iii) 1,814,077 Class A-1 Shares, but does not include (x) 111,339 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 136,640 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by Clairvest Equity Partners V-A Limited Partnership, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed (the stockholders listed in clauses (i), (ii) and (iii) collectively, “Clairvest”).

(22)

Includes 1,388,077 Class A-1 Shares, but does not include (x) 929,610 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 380,295 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by TPG Pace II Sponsor Successor, LLP, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(23)

Includes 3,643,083 Class A-1 Shares, but does not include (x) 2,439,812 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 998,105 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by TPG Pace Governance, LLC, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(24)

Includes (i) 2,548,876 Class A-1 Shares, but does not include (x) 1,519,467 Class A-1 Shares issuable upon exercise of Accel Warrants and (y) 621,600 Class A-1 Shares upon conversion of Class A-2 Shares owned by Peterson Capital Partners, L.P., each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed, (ii) 9,785 Class A-1 Shares owned by Karter Peterson and (iii) 9,785 Class A-1 Shares owned by Kennedy Peterson.

(25)

Includes 500,000 Class A-1 Shares, but does not include 1,683 Class A-1 Shares issuable upon conversion of Class A-2 Shares owned by The Chicago Community Foundation, each of which are registered pursuant to the registration statement of which this prospectus forms a part, but with respect to which beneficial ownership is disclaimed.

(26)

Includes approximately 24 other holders not otherwise listed above, none of which currently beneficially owns more than 0.5% of the Class A-1 Common Stock. Collectively, these stockholders beneficially own approximately 0.90% of the Company’s Class A-1 Common Stock, not accounting for the exercise of Accel Warrants and also not accounting for the exchange of Class A-2 Shares held by such holders. Several of these stockholders have served in the past as employees of the Company and may be affiliated with the Company as a result of former or current employment and business relationships with TPG Global, LLC, or its affiliates. One of these stockholders currently serves on the board of directors of the Company. Furthermore, this category of other holders, and therefore this table does not include 246,489 Class A-1 Shares which are issuable upon conversion of Class A-2 Shares; such Class A-1 Shares are nonetheless being registered pursuant to the registration statement of which this prospectus forms a part, and each holder thereof disclaims beneficial ownership with respect thereto.

Material Relationships with the Selling Holders

For a description of our relationships with the Selling Holders and their affiliates see the sections of our Proxy Statement/Prospectus entitled “The Transaction Agreement and Related Agreements—Related Agreements—Registration Rights Agreement,” “Business of Pace and Certain Information about Pace—Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters,” “Business of Accel and Certain Information of Accel—Executive Compensation Prior to the Business Combination,” “Accel Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related Transactions,” under Item 1.01 in the Company’s Current Report on Form 8-K, filed on November 26, 2019 and under Item 1.01 in the Company’s Current Report on Form 8-K, filed November 7, 2019. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 22,333,308 shares of Class A-1 Common Stock that may be issued upon the exercise of the Pace Public Warrants, Pace Private Placement Warrants, Business Combination Private Placement Warrants and Accel Public Warrants. We are also registering the resale by the Selling Holders of up to 65,868,235 Class A-1 Shares, including up to 4,999,999 shares of Class A-1 Common Stock that may be issued upon exchange of Class A-2 Common Stock pursuant to our restated certificate of incorporation, and up to 7,114,538 Pace Private Placement Warrants, Business Combination Private Placement Warrants and certain Accel Public Warrants, as more fully described on the cover and in the section entitled “Selling Holders,” as applicable.

As of the date of this prospectus, we have not been advised by the Selling Holders as to any plan of distribution. The Selling Holders, or their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, or any recipient other than a Selling Holder of Class A-1 Common Stock issuable upon exercise of an Accel Warrant covered by this prospectus (together with the Selling Holders, a “Distributor”), may offer and sell all or a portion of the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any Distributor to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part; and

•	“at the market” or through market makers or into an existing market for the securities.

The Distributors may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Distributors and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

The Distributors may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Distributors may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Distributors. The Distributors may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Distributors or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Distributors and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Distributors may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. The Distributors have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Upon our notification by a Distributor that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of the securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the Distributor;

•	the securities being offered;

•	the number of the securities being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by a Distributor that a donee, pledgee, transferee or other successor-in-interest intends to sell securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Distributor.

Under the Registration Rights Agreement (as defined in “Description of Capital Stock—Registration Rights—Registration Rights Agreement”), certain of our stockholders have entered into lock-up agreements. In addition to the lock-up period relating to an underwritten public offering, these additional lock-up restrictions apply, subject to certain waivers:

•

the registrable shares held by the Pace Sponsor Members and the Initial Holders will not be transferable, assignable or salable until the earlier of (1) November 20, 2020 (one year after the completion of the Business Combination), (2) the date on which the Company consummates a liquidation, merger, share exchange, reorganization, or other similar transaction after a business combination that results in all of our stockholders having the right to exchange their Class A-1 Common Stock for cash, securities or other property, and (3) the date on which the last sale price of the Class A-1 Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days following the Business Combination;

•

the registrable shares held by the Sellers that are named as Major Accel Stockholders therein will not be transferable, assignable or salable until May 18, 2020 (180 days after the completion of the Business Combination); and

•

each Registration Rights Holder (as defined in “Description of Capital Stock—Registration Rights—Registration Rights Agreement”) agrees not to effect any sale or distribution of its registrable shares if such sale or distribution would, or would reasonably be expected to, constitute or result in a “change of control” or similar event under the Company’s or its subsidiaries’ credit facilities.

The Distributors are subject to the applicable provisions of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Distributors. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Distributors and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Distributors may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our common stock, warrants and preferred stock does not purport to be complete. You should refer to our Charter and Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the DGCL.

Authorized and Outstanding Stock

The Charter authorizes the issuance of (a) 280,000,000 shares of Common Stock, including three separate series of common stock consisting of (i) 250,000,000 Class A-1 Shares, (ii) 10,000,000 Class A-2 Shares and (iii) 20,000,000 shares of Class F Common Stock and (b) 1,000,000 shares of preferred stock with a par value of $0.0001 per share (the “Preferred Stock”).

As of November 20, 2019, the Company’s issued and outstanding share capital consists of (a) (i) 76,637,470 Class A-1 Shares, (ii) 4,999,999 Class A-2 Shares and (iii) no shares of Class F Common Stock; (b) no shares of Preferred Stock; (c) 22,333,308 Accel Warrants consisting of (i) 14,999,982 Pace Public Warrants, (ii) 4,888,889 Pace Private Placement Warrants, (iii) 1,196,283 Business Combination Private Placement Warrants and (iv) 1,248,154 Accel Public Warrants.

Common Stock

Class A-1 Common Stock

Upon the Pace Domestication, each Class A ordinary share, par value $0.0001 of Pace was converted into one share of Class A-1 Common Stock.

Class A-2 Common Stock

In connection with the Business Combination, the Company, the Pace Sponsor Members and certain other persons, including certain Sellers that received Class A-2 Common Stock entered into that certain Restricted Stock Agreement (the “Restricted Stock Agreement”), which sets forth the terms upon which the Class A-2 Common Stock will be exchanged for an equal number of validly issued, fully paid and non-assessable Class A-1 Common Stock. The exchange of Class A-2 Common Stock for Class A-1 Common Stock will be subject to the terms and conditions set forth in the Restricted Stock Agreement, with such exchanges occurring in three separate tranches upon the satisfaction of the following triggers:

•

Tranche I, equal to 1,666,666 Class A-2 Common Stock, will be exchanged for Class A-1 Common Stock if either (i) the EBITDA for the last twelve months (“LTM EBITDA”) of the Company (as determined pursuant to the Restricted Stock Agreement) as of December 31, 2021, March 31, 2022 or June 30, 2022 equals or exceeds $132 million or (ii) the closing sale price of Class A-1 Common Stock on the New York Stock Exchange (“NYSE”) equals or exceeds $12.00 for at least twenty trading days in any consecutive thirty trading day period;

•

Tranche II, equal to 1,666,667 Class A-2 Common Stock, will be exchanged for Class A-1 Common Stock if either (i) the LTM EBITDA of the Company (as determined pursuant to the Restricted Stock Agreement) as of December 31, 2022, March 31, 2023 or June 30, 2023 equals or exceeds $152 million or (ii) the closing sale price of Class A-1 Common Stock on the NYSE equals or exceeds $14.00 for at least twenty trading days in any 30 trading day period; and

•

Tranche III, equal to 1,666,667 Class A-2 Common Stock, will be exchanged for Class A-1 Common Stock if either (i) the LTM EBITDA of the Company (as determined pursuant to the Restricted Stock Agreement) as of December 31, 2023, March 31, 2024 or June 30, 2024 equals or exceeds $172 million or (ii) the closing sale price of Class A-1 Common Stock on the NYSE equals or exceeds $16.00 for at least twenty trading days in any 30 trading day period. The LTM EBITDA and LTM EBITDA thresholds will be reasonably adjusted by the independent directors of the Company Board from time to time to take into account the anticipated effect of any acquisitions or dispositions that exceed certain thresholds and are otherwise materially different from certain forecasts.

Notwithstanding the foregoing, Class A-2 Common Stock, if not previously exchanged pursuant to the triggers described above, will be exchanged for an equal number of Class A-1 Common Stock immediately prior to the consummation of a transaction or series of related transactions that would result in a third party or group (as defined in or under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, more than fifty percent of the total voting power of the equity securities of the Company, or more than fifty percent of the consolidated net revenues, net income or total assets (including equity securities of its subsidiaries) of the Company, provided that the satisfaction of the conditions set forth in the aforementioned triggers cannot be determined at such time.

The Restricted Stock Agreement further provides that holders of Class A-2 Common Stock are not required to exchange such shares for Class A-1 Common Stock if, (x) prior to giving effect to exchanges pursuant to the triggers described above, such holder beneficially owns less than 4.99% of the issued and outstanding Class A-1 Common Stock, and (y) after giving effect to the exchanges pursuant to the triggers described above, such holder would beneficially own in excess of 4.99% of the issued and outstanding Class A-1 Common Stock. However, notwithstanding the limitation described in the previous sentence, if and when a holder of Class A-2 Common Stock has obtained all required gaming approvals from the applicable gaming authorities permitting such holder to beneficially own Class A-1 Common Stock in excess of 4.99%, then the Class A-2 Common Stock held by such holder which are subject to exchange shall immediately be exchanged for Class A-1 Common Stock without regard to the limitation.

The Class A-2 Common Stock may not be transferred, other than to certain permitted transferees as set forth in the Restricted Stock Agreement, and the rights and obligations under the Restricted Stock Agreement may not be assigned to any person or entity, other than to certain permitted transferees as set forth in the Restricted Stock Agreement.

Upon exchange of Class A-2 Common Stock to Class A-1 Common Stock, such Class A-2 Common Stock will be cancelled and the number of authorized Class A-2 Common Stock will be reduced by a corresponding number.

The foregoing summary of the Charter and the Restricted Stock Agreement is not complete and is qualified in its entirety by reference to the complete text of the Charter and the Restricted Stock Agreement.

Voting Power

Except as otherwise required by law or the Charter (including any resolution or resolution adopted by the Company Board providing for the issuance of one or more series of Preferred Stock stating the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof and included in a certificate of designation (a “Preferred Stock Designation”)), holders of Class A-1 Common Stock exclusively possess all voting power with respect to the Company, including with respect to the election of directors, and shall be entitled to one vote for each Class A-1 Share on each matter properly submitted to the stockholders on which holders of Class A-1 Common Stock are entitled to vote. However, except as otherwise required by law or the Charter (including any Preferred Stock Designation), holders of any series of Common Stock shall not be entitled to vote on any amendment to the Charter (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any Preferred Stock Designation) or the DGCL.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock and except as otherwise set forth herein, the holders of Class A-1 Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Company Board from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions subject to such rights of the holders of Preferred Stock.

Liquidation, Dissolution and Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and subject to applicable law and to the rights, if any, of the holders of outstanding Preferred Stock in respect thereof, the holders of Class A-1 Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Class A-1 Common Stock held by them.

Preemptive or Other Rights

The holders of Common Stock do not have preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

The Charter provides that the Company Board is authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock, establish the number of shares to be included in each such series and fix the voting rights, designations, powers, preferences and relative, participating, optional, special and other rights, of each such series and any qualifications, limitations and restrictions thereof, as stated in the resolution or resolutions adopted by the Company Board providing for the issuance of such series and included in a Preferred Stock Designation filed pursuant to the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance) by the affirmative vote of the holders of a majority of the outstanding Class A-1 Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to the Charter, including any Preferred Stock Designation. As of November 20, 2019, the Company had no shares of Preferred Stock outstanding. Although the Company does not currently intend to issue any Preferred Stock, it may do so in the future.

The Charter provides that the Company has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Company any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Company Board. The Company Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

Warrants

Pace Warrants

Each Pace Public Warrant entitles the registered holder to purchase one share of Class A-1 Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time 30 days after the completion of the Business Combination. Simultaneously with the consummation of the Pace IPO, the Pace Private Placement Warrants were issued to the Initial Pace Sponsor. Following the Pace Domestication, each Pace Private Placement Warrant entitles the holder to acquire a corresponding number of Class A-1 Common Stock on the same terms as in effect immediately prior to the effective time of the Pace Domestication.

For a description of the Pace Warrants see the section of our Proxy Statement/Prospectus entitled “Description of Pace Securities—Pace Warrants” beginning on page 279 of the Proxy Statement/Prospectus.

Business Combination Private Placement Warrants and Accel Public Warrants

In connection with the consummation of the Business Combination, the Company and the Sellers that have received Business Combination Private Placement Warrants and Accel Public Warrants entered into that certain New Accel Warrant Agreement, pursuant to which the Company has issued to each such Seller who made a cash election with respect to less than 70% of its shares of common and preferred stock of Accel, its respective pro rata share of 2,444,444 newly issued warrants of the Company, with such pro rata share determined with reference to a number of shares equal to 70% of such Seller’s shares of common stock and preferred stock of Accel less the number of shares in respect of which the Seller elected to receive cash in exchange for such shares. Each Accel Public Warrant and Business Combination Private Placement Warrant entitles the holder to purchase one Class A-1 Share at an exercise price of $11.50 per share, subject to adjustments substantially similar to those applicable to the other outstanding Accel Warrants, at any time 30 days after the consummation of the Business Combination.

For a description of the Business Combination Private Placement Warrants and Accel Public Warrants, see the section of our Proxy Statement/Prospectus entitled “Description of Pace Securities—Warrants—New Pace Warrants” beginning on page 285 of the Proxy Statement/Prospectus.

Dividends and Other Distributions

The Company has not paid any cash dividends on its shares to date, nor does it intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Company Board. Further, if the Company incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for the Common Stock and warrant agent for the Accel Warrants is Continental Stock Transfer & Trust Company. The Company has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Gaming and Regulatory Matters

Illinois and Pennsylvania Gaming Laws

Holders of Common Stock are subject to certain gaming regulations. In Illinois, Pennsylvania and other regulated gaming jurisdictions, gaming laws can require any holder of Common Stock to file an application, be investigated, and qualify or have his, her or its suitability determined by gaming authorities. Gaming laws in Illinois, Pennsylvania and other regulated gaming jurisdictions also require any person who acquires beneficial ownership of more than 5% of voting securities of a gaming company to notify the gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only. If a holder is found unsuitable by a gaming authority, that holder would not be able to, directly or indirectly, beneficially own Common Stock.

Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. For any cause deemed reasonable by the gaming authorities, subject to certain administrative proceeding requirements, gaming regulators in Illinois, Pennsylvania or elsewhere would have the authority to (i) deny any application; (ii) limit, condition, restrict, revoke, or suspend any license, registration, finding of suitability or approval, including revoking any licenses held by the Company to conduct business in the state or (iii) fine any person licensed, registered, or found suitable or approved. Any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, may not hold, directly or indirectly, the beneficial ownership of any voting security or beneficial or record ownership of any non-voting security or any debt security of any public corporation that is registered with the gaming authority beyond the time prescribed by the gaming authority. A finding of unsuitability by a particular gaming authority in Illinois, Pennsylvania or elsewhere will impact that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

Compliance with Gaming Laws

The Charter provides that all capital stock of the Company shall be held subject to restrictions and requirements of all applicable gaming laws. All persons owning or controlling Company capital stock shall comply with all applicable gaming laws, including any provisions of such gaming laws that require such person to file applications for gaming licenses with, and provide information to, the applicable gaming authorities. Any transfer of our capital stock may be subject to the prior approval of the gaming authorities and/or the Company, and any purported transfer thereof in violation of such requirements shall be void ab initio.

Ownership Restrictions

The Charter provides that any person who owns or controls 5% or more of any class or series of the capital stock of the Company shall promptly notify the Company of such fact. In addition, any person who owns or controls any shares of any class or series of the capital stock of the Company may be required by gaming law to (a) provide to the gaming authorities in each gaming jurisdiction in which the Company or any of its subsidiaries either conducts gaming or has a pending application for a gaming license all information regarding such person as may be requested or required by such gaming authorities and (b) respond to written or oral questions or inquiries from any such gaming authorities. Any person who owns or controls any shares of any class or series of the capital stock of the Company, by virtue of such ownership or control, consents to the performance of any personal background investigation that may be required by any gaming authorities. In the event any person who owns or controls any of the capital stock of the Company fails to comply with the obligations set forth in this paragraph, then the Company may (i) redeem, in accordance with the Charter, such number of the capital stock of the Company which such person owns or controls, but only in the amount necessary to reduce such person’s ownership or control of the capital stock of the Company to a level to cause such person to be in compliance with, or not subject to, gaming law or the regulatory requirements of the gaming authorities (as the case may be) or (ii) prohibit the transfer of such person’s capital stock of the Company until such time as such person has complied with their obligations described in this paragraph.

Redemption

The Charter provides that any capital stock of the Company owned or controlled by a person who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any gaming authority or for any gaming license when such finding of suitability or gaming license is required by gaming laws or gaming authorities, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by a gaming authority to be unsuitable or disqualified to own or control any capital stock of the Company, (iv) is determined by a gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities in any gaming jurisdiction, (v) causes any gaming license of the Company or any affiliated company to be lost, rejected, rescinded, suspended, revoked or not renewed by any gaming authority, or causes the Company or any affiliated company to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non -renewal of any gaming license (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a gaming authority is final and/or non -appealable), or (vi) is deemed likely, in the discretion of the Company Board, acting reasonably and in good faith, to (1) preclude or materially delay, impede, impair, threaten or jeopardize any gaming license held or desired to be held by the Company or any affiliated company or the Company’s or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any gaming license, or (2) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of the Company or any affiliated company (each of such persons, an “Unsuitable Person”) or its affiliates shall be redeemable by the Company, out of funds legally available therefore, as directed by a gaming authority and if not so directed, as and to the extent deemed necessary or advisable by the Company Board, in which event the Company shall deliver a redemption notice to the Unsuitable Person or its affiliate and shall redeem or purchase or cause one or more of its affiliated companies to purchase the capital stock by the date set forth in the notice, which subject to certain exceptions, shall not be fewer than 45 calendar days following the notice. An Unsuitable Person includes any individual or entity that (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any gaming authority or for any gaming license when such finding of suitability or gaming license is required by gaming laws or gaming authorities, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by a gaming authority to be unsuitable or disqualified to own or control any capital stock of the Company, (iv) is determined by a gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities in any gaming jurisdiction, (v) causes any gaming license of the Company or any affiliated company to be lost, rejected, rescinded, suspended, revoked or not renewed by any gaming authority, or causes or any affiliated company to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non -renewal of any gaming license (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a gaming authority is final and/or non-appealable), or (vi) is deemed likely, in the discretion of the Company Board, acting reasonably and in good faith, to (1) preclude or materially delay, impede, impair, threaten or jeopardize any gaming license held or desired to be held by the Company or any affiliated company or the Company’s or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any gaming license or (2) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of the Company or any affiliated company. The Company Board shall be required to delineate in reasonable detail its reasons for finding a person to be an Unsuitable Person under clause (vi) of the preceding sentence. Notwithstanding clause (vi), a person shall not be found to be an Unsuitable Person by the Company Board under clause (vi) for such purposes (i) solely due to such person’s ownership of gaming assets in any jurisdiction (including a jurisdiction the Company operates in or desires to operate in) or (ii) if there is no documented material issue between such person and a gaming authority like the items described in items (i) through (v); provided, that the Company Board shall be entitled, in its discretion, acting reasonably and in good faith, to remove any individual associated with a stockholder from the office of manager, officer, partner or director of the Company to the extent the Company Board determines that such a stockholder is actually competing with the Company (including through ownership of gaming assets) in a particular jurisdiction in which the Company currently operates. Such a determination shall be effective upon delivery of a notice of such finding to such person. As of the date of the effectiveness of the Charter, the Company has confirmed, to its knowledge, that none of its current stockholders will be deemed an Unsuitable Person.

The Charter provides that, from and after delivery of the notice of redemption, such capital stock of the Company shall no longer be deemed to be outstanding, such Unsuitable Person, or such person’s affiliate, shall cease to be a stockholder, member, partner or owner, as applicable, of the Company with respect to such capital stock, and all rights of such Unsuitable Person, or such person’s affiliate, in such capital stock, other than the right to receive the fair market value of such capital stock, or such other redemption price (if any) as may be required by a gaming authority making a finding of unsuitability, shall cease. In accordance with the requirements of the notice of redemption, such Unsuitable Person, or such person’s affiliate, shall surrender the certificate(s), if any, representing the capital stock to be so redeemed. In addition, from and after delivery of the notice of redemption, such Unsuitable Person, or such person’s affiliates, holding capital stock of the Company to be redeemed in accordance with the foregoing shall not: (i) receive any dividend, payment, distribution or interest with regard to such capital stock, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such capital stock, and such capital stock shall not for any purposes be included in the capital stock of the Company entitled to vote, (iii) receive any remuneration that may be due to such person, accruing after the date of delivery of such notice of redemption, in any form from the Company for services rendered or otherwise or (iv) be or continue as a manager, officer, partner or director of the Company or any affiliated company.

Certain Anti-Takeover Provisions of Delaware Law, the Charter and Bylaws

The Company is subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns fifteen percent or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

•	A “business combination” includes a merger or sale of more than ten percent of the Company’s assets. However, the above provisions of Section 203 do not apply if:

•	the Company Board approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the Company Board and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition, the Charter does not provide for cumulative voting in the election of directors. The Company Board will be empowered to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death, or removal of a director in certain circumstances; and the advance notice provisions will require that stockholders must comply with certain procedures in order to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting.

The Company’s authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection

Subject to certain limitations, the Charter provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, creditors or other constituents; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or Charter or the Bylaws; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Common Stock outstanding as shown on the most recent report or statement published by the Company; or

•	the average weekly reported trading volume of trading in such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the filing of our Current Report on Form 8-K, filed with the SEC on November 26, 2019, reflecting our status as an entity that is not a shell company.

As of November 20, 2019, the Company had 76,637,470 Class A-1 Shares outstanding. 24,285,196 Class A-1 Shares issued to Sellers in connection with the Business Combination Private Placement and 4,696,675 Class A-1 shares issued to the PIPE Investors in connection with the Investment Private Placement are restricted securities for purposes of Rule 144. 200,000 Class A-1 Shares issued in connection with the Director Share Exchange and 7,800,000 Class A-1 Shares issued in connection with the Sponsor Class F Share Exchange are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All such restricted shares have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

As of November 20, 2019, the Company had 4,999,999 Class A-2 Shares outstanding.

As of November 20, 2019, the Company had 22,333,308 Accel Warrants outstanding, consisting of 14,999,982 Pace Public Warrants, 4,888,889 Pace Private Placement Warrants, 1,196,283 Business Combination Private Placement Warrants and 1,248,154 Accel Public Warrants. 4,888,889 Pace Private Placement Warrants and 1,196,283 Business Combination Private Placement Warrants issued to Sellers in connection with the Business Combination Private Placement are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All such restricted warrants have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

Registration Rights

Registration Rights Agreement

In connection with the consummation of the Business Combination, the Company, the Pace Sponsor Members and certain other persons, including certain members of management of Accel, certain Accel stockholders and the independent directors of Pace prior to the consummation of the Business Combination and each other person who has executed and delivered a joinder to the Registration Rights Agreement (as defined below), including any person who (1) became a stockholder of the Company immediately following the Business Combination, (2) either (A) made a written request to the Company to enter into the Registration Rights Agreement or (B) was, immediately following the Business Combination, subject to Section (b)(2) of Rule 144 of the Securities Act with respect to such person’s Class A-1 Shares following the Business Combination and (3) elected to enter into a Registration Rights Agreement (such parties other than the Company, together with each other person who executed and delivered a joinder to the Registration Rights Agreement, the “Registration Rights Holders”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Holders are entitled to registration rights under the Registration Rights Agreement in respect of the Class A-1 Shares held by or issuable upon the exercise of Pace Private Placement Warrants, Business Combination Private Placement Warrants or Accel Public Warrants, or upon exchange of Class A-2 Shares held by such Registration Rights Holders.

Pursuant to the Registration Rights Agreement, at any time, and from time to time, after the consummation of the Business Combination and subject to the lock-up restrictions set forth therein, certain of the Registration Rights Holders, being TPG Pace II Sponsor Successor, LLC, Pace Governance, the Sellers named as Accel Founders or Restricted Accel Stockholders therein, may demand that the Company register for resale some or all of their Class A-1 Shares for so long as they continue to meet certain ownership thresholds. For a period of 24 months from the date of the Registration Rights Agreement, no demand registration may be made unless the Registration Rights Holder intends to distribute the registrable shares by means of an underwritten offering, in respect of which the Company shall have the right to select the underwriter or underwriters

If a demanding Registration Rights Holder intends to distribute the registrable shares by means of an underwritten offering, they must so advise the Company as a part of their demand registration notice. A demanding Registration Rights Holder also may request that demand registration be made on a form of registration permitting the offer and sale of registrable shares under Rule 415 of the Securities Act (which, for a period of 24 months following the date of the Registration Rights Agreement, must be in connection with an underwritten offering, in respect of which the Company shall have the right to select the underwriter or underwriters, or a block trade, in respect of which the holders of a majority of registrable shares being sold shall select underwriters from an approved list) or that the applicable registration statement be filed on Form S-3 if the Company is eligible to file a registration on Form S-3.

Each demanding Registration Rights Holder, together with its respective permitted transferees, is entitled to continue to exercise the demand registration rights under the Registration Rights Agreement until such Registration Rights Holder no longer holds shares representing at least $5,000,000 of the outstanding registrable shares, and each exercise of a demand registration right under Registration Rights Agreement must be with respect to a minimum of $5,000,000 of the outstanding registrable shares (or all of the registrable shares of such Registration Rights Holder or Registration Rights Holders, if less than $5,000,000 of the outstanding registrable shares are held by such Registration Rights Holder or Registration Rights Holders). In addition, all Registration Rights Holders have “piggy-back” registration rights to include such securities in other registration statements filed by the Company.

In connection with any underwritten public offering, the Registration Rights Holders have agreed not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any registrable shares or any other securities of the Company during the applicable lock-up period. The lock-up period occurs during the seven calendar days prior to the closing date of the underwritten sale of such securities pursuant to an effective registration statement, except as part of such registration, and during such period after the closing date of the underwritten sale of securities pursuant to an effective registration statement as is set by the managing underwriter (not to exceed 90 calendar days), except as part of such registration.

In addition to the lock-up period relating to an underwritten public offering, these additional lock-up restrictions apply, subject to certain waivers:

•

the registrable shares held by the Pace Sponsor Members and the Initial Holders named therein, are not be transferable, assignable or salable by until the earlier of (1) one year after the completion of the Business Combination, (2) the date on which the Company consummates a liquidation, merger, share exchange, reorganization, or other similar transaction after a business combination that results in all of the Company’s stockholders having the right to exchange their Class A-1 Common Stock for cash, securities or other property, and (3) the date on which the last sale price of the Class A-1 Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the Business Combination;

•

the registrable shares held by the Sellers named as “Major Accel Stockholders” therein will not be transferable, assignable or salable for 180 calendar days after the completion of the Business Combination; and

•

each Registration Rights Holder has agreed not to effect any sale or distribution of its registrable shares if such sale or distribution would, or would reasonably be expected to, constitute or result in a “change of control” or similar event under the Company’s or its subsidiaries’ credit facilities.

The Registration Rights Agreement includes customary indemnification and confidentiality provisions. The Company will bear the expenses of filing any such registration statements. The Registration Rights Agreement replaces the initial registration rights agreement, dated as of June 27, 2017, by and among Initial Pace Sponsor and Chad Leat, Kathleen Philips, Robert Suss, Paul Walsh and Kneeland Youngblood.

Private Placement Subscription Agreements

Concurrently with the execution of the Transaction Agreement, Pace entered into subscription agreements with certain investors (the “Original General Investors”) that are “accredited investors” (as defined by Rule 501 of Regulation D) and a subscription agreement with an affiliate of Pace that is an “accredited investor” (as defined by Rule 501 of Regulation D) (the “Pace Affiliate” and, together with the Original General Investors, the “Original Investors”) (the subscription agreement with the Pace Affiliate together with the subscription agreements with the Original General Investors, the “Original Subscription Agreements”). On August 13, 2019, Pace entered into an additional subscription agreement, on the same terms as the Original Subscription Agreements with the Original General Investors, with an “accredited investor” (as defined by Rule 501 of Regulation D) (such investor, the “Additional Investor,” and together with the Original General Investors, the “General Investors,” and the Additional Investor together with the Original Investors, the “PIPE Investors,” and such additional subscription agreement together with the Original Subscription Agreements, the “Subscription Agreements”).

Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase and Pace agreed to issue and sell to such PIPE Investors 4,696,675 Class A-1 Shares for a purchase price of $10.22 per share, or an aggregate of approximately $48 million (the “Investment Private Placement”). The Subscription Agreement to which the Pace Affiliate is a party is substantially similar to the Subscription Agreements to which the General Investors are parties except that: (a) the Pace Affiliate may assign its rights under the Subscription Agreement, subject to compliance with the securities laws; and (b) the Pace Affiliate is not entitled to liquidated damages if there is a delay in the registration of the securities. The Investment Private Placement was consummated on the date of the consummation of the Business Combination. The proceeds from the Investment Private Placement were used to fund a portion of the cash consideration required to effect the Business Combination.

The Class A-1 Common Stock issued pursuant to the Subscription Agreements has not been registered under the Securities Act, and was issued in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company has agreed, among other things, to register the resale of the Class A-1 Common Stock pursuant to a registration statement to be filed with the SEC within 30 days after consummation of the Business Combination and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

Other Registration Obligations

Under the terms of the Holder Support Agreement (the “Holder Support Agreement”) and the Key Holder Support Agreement (the “Key Holder Support Agreement”), each entered into as of June 13, 2019, by and among Pace and NewCo,(together with Pace, the “Parent Parties”), on the one hand and (ii) the Sellers named as shareholders on the signature pages thereto (the “Business Combination Private Placement Sellers”), on the other hand, Pace agreed, within thirty (30) calendar days after consummation of the Business Combination, to file a registration statement registering the resale of Class A-1 Common Stock issued to such Business Combination Private Placement Sellers pursuant to the Transaction Agreement. Pace (and following the Business Combination, the Company) is required to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies Pace that it will “review” the registration statement) following the consummation of the Business Combination and (ii) the 10th business day after the date Pace (or following the Business Combination, the Company) is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. The filing of the registration statement of which this prospectus forms a part is intended to satisfy the Company’s obligations pursuant to these provisions of the Holder Support Agreement and Key Holder Support Agreement.

Pace Warrants

Accel and Pace, pursuant to that certain New Pace Warrant Agreement, dated as of November 20, 2019 among the Company and the Sellers parties thereto and that certain Warrant Agreement, dated as of June 27, 2017, between Pace and Continental Stock Transfer & Trust Company, as warrant agent, have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the consummation of the Business Combination, Accel will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A-1 Shares issuable upon exercise of the Accel Warrants (including the Pace Public Warrants and Pace Private Placement Warrants). The filing of the registration statement of which this prospectus forms a part is intended to satisfy these obligations.

Listing

Our Class A-1 Common Stock is registered under the Exchange Act and listed on the New York Stock Exchange under the trading symbol “ACEL”. Our Accel Warrants, each of which is exercisable for one share of Class A-1 Common Stock at an exercise price of $11.50, are registered under the Exchange Act and listed on the New York Stock Exchange under the trading symbol “ACEL-WS”.

LEGAL MATTERS

Fenwick & West LLP, New York, New York will pass upon the validity of the Class A-1 Common Stock and Accel Warrants covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of TPG Pace Holdings Corp. as of December 31, 2018 and 2017, and for the year ended December 31, 2018 and for the period from February 14, 2017 (inception) to December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 financial statements of TPG Pace Holdings Corp. contains an explanatory paragraph that states that Pace’s limited amount of time to complete an initial business combination for which significant contingencies to completion exist raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of Accel Entertainment, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report of KPMG LLP covering the consolidated financial statements of Accel Entertainment, Inc. and subsidiaries contains an explanatory paragraph that states that the 2018, 2017, and 2016 consolidated financial statements have been restated to correct misstatements.

The consolidated financial statements of Grand River Jackpot, LLC and Subsidiary as of and for the year ended December 31, 2018 have been audited by RSM US LLP, independent auditors, as stated in their report thereon which report expresses an unqualified opinion. Such consolidated financial statements have been incorporated by reference herein in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our capital stock, including the Class A-1 Common Stock and the Accel Warrants, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at ir.accelentertainment.com. Information on our website does not constitute part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been sold by the Selling Holders as described in this prospectus or otherwise distributed by us (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019; June 30, 2019 and September 30, 2019;

•	the Definitive Proxy Statement/Prospectus filed with the SEC on October 30, 2019;

•

our Current Reports on Form 8-K filed with the SEC on May 24, 2019; June 13, 2019; July  24, 2019; August 19, 2019; September  3, 2019; September  4, 2019 (two Current Reports); September  9, 2019; September 20, 2019; October 15, 2019; November 7, 2019; November  14, 2019 and November 26, 2019 (including all exhibits thereto except for exhibit 99.4); and

•

the description of our capital stock set forth in our registration statement on Form 8-A filed on June 26, 2017 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Attention: Investor Relations

140 Tower Drive

Burr Ridge, Illinois 60527

(630) 972-2235

88,201,543 Shares of Class A-1 Common Stock

7,114,538 Warrants to Purchase Class A-1 Common Stock

PROSPECTUS

            , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee	$	132,230.87
Accounting fees and expenses		*
FINRA fees		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*

Total	$	*

*	Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our Amended and Restated Certificate of Incorporation provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our Bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with each of our officers and directors, a form of which is incorporated by reference in this registration statement. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

The following exhibits are included or incorporated by reference in this registration statement on Form S-3:

EXHIBIT NUMBER	EXHIBIT TITLE

1.1	Form of Underwriting Agreement.*

2.1	Transaction Agreement, dated as of June 13, 2019, by and among TPG Pace Holdings Corp., the Sellers, David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein) as Shareholder Representatives (incorporated by reference to Exhibit 2.1 the Company’s Current Report on Form 8-K dated June 13, 2019).

2.2	Amendment No. 1 to Transaction Agreement, dated as of July 22, 2019, by and among TPG Pace Holdings Corp., the Sellers, David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein) as Shareholder Representatives (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated November 26, 2019).

2.3	Amendment No. 2 to Transaction Agreement, dated as of October 3, 2019, by and among TPG Pace Holdings Corp., the Sellers, David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein) as Shareholder Representatives (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K dated November 26, 2019).

3.1	Amended and Restated Certificate of Incorporation of Accel Entertainment, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated November 26, 2019).

3.2	Amended and Restated Bylaws of Accel Entertainment, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K dated November 26, 2019).

4.1	Warrant Agreement, dated as of June 27, 2017, between TPG Pace Holdings Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 filed with the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2017 (File No. 001-38136)).

4.3	Accel Entertainment, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 26, 2019).

4.4	Restricted Stock Agreement, dated as of November 20, 2019 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 26, 2019).

4.5	Warrant Agreement, dated as of November 20, 2019 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated November 26, 2019).

4.6	Registration Rights Agreement, dated as of November 20, 2019 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated November 26, 2019).

4.7	Form of Subscription Agreement with General Investors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 13, 2019).

4.8	Form of Subscription Agreement with Pace Affiliate (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 13, 2019).

5.1	Opinion of Fenwick & West LLP**

10.1	Membership Interest Purchase Agreement, by and among GRE-Illinois, LLC, Great River Entertainment, LLC, Grand River Jackpot, LLC and Accel Entertainment Gaming, LLC, dated as of August 26, 2019 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K dated November 26, 2019).

10.2	Credit Agreement, dated as of November 13, 2019 (incorporated by to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 13, 2019).

10.3	Form of Indemnity Agreement (incorporated by to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2019).

23.1	Consent of KPMG LLP, independent registered accounting firm for TPG Pace Holdings Corp**

23.2	Consent of KPMG LLP, independent registered accounting firm for Accel Entertainment, Inc.**

23.3	Consent of RSM US LLP, independent auditor for Grand River Jackpot, LLC**

24.1	Power of Attorney (included on signature page)**

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)

Insofar as indemnification for liabilities arising under the may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, Illinois on December 12, 2019.

Accel Entertainment, Inc.

By:	/s/ Andrew Rubenstein
Name: Andrew Rubenstein
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek Harmer and Brian Carroll, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ Andrew Rubenstein Andrew Rubenstein	Chief Executive Officer, President and Director (Principal Executive Office)	December 12, 2019

/s/ Brian Carroll Brian Carroll	Chief Financial Officer (Principal Financial Officer)	December 12, 2019

/s/ Brian Sampias Brian Sampias	Controller (Principal Accounting Officer)	December 12, 2019

/s/ Karl Peterson Karl Peterson	Director	December 12, 2019

/s/ Gordon Rubenstein Gordon Rubenstein	Director	December 12, 2019

/s/ Kathleen Philips Kathleen Philips	Director	December 12, 2019

/s/ David W. Rutteberg David W. Ruttenberg	Director	December 12, 2019

/s/ Eden Godsoe Eden Godsoe	Director	December 12, 2019

/s/ Kenneth B. Rotman Kenneth B. Rotman	Director	December 12, 2019